                                                                    EXHIBIT 99.1

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               COHO ENERGY, INC.

                                      AND

                                HM 4 COHO, L.P.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                NOVEMBER 4, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1   Definitions.................................................    1
Section 1.2   References and Titles.......................................    5

                                  ARTICLE II

                            PURCHASE OF COMMON STOCK

Section 2.1   Purchase of Shares..........................................    5

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of the Company...............    6
Section 3.2   Representations and Warranties of Purchaser.................   21

                                  ARTICLE IV

                                   COVENANTS

Section 4.1   Furnishing of Information...................................   23
Section 4.2   Shareholder Approval; Proxy Statement.......................   23
Section 4.3   Nasdaq Listing..............................................   23
Section 4.4   Affirmative Covenants of the Company........................   23
Section 4.5   Negative Covenants of the Company...........................   24
Section 4.6   Approvals...................................................   25
Section 4.7   Shareholder Agreement and Monitoring Agreement..............   25
Section 4.8   HSR Act Notification........................................   25
Section 4.9   Indemnification of Directors; Insurance.....................   26
Section 4.10  Notification of Certain Matters.............................   26
Section 4.11  Board of Directors..........................................   27

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

Section 5.1   Conditions Precedent to Each Party's Obligation.............   27
              Conditions Precedent to Obligation of Purchaser at the
Section 5.2   Closing.....................................................   27
              Conditions Precedent to Obligations of Company at the
Section 5.3   Closing.....................................................   28

                                  ARTICLE VI

                                    CLOSING

Section 6.1   Closing.....................................................   28
Section 6.2   Actions to Occur at the Closing.............................   29

                                  ARTICLE VII

                                  TERMINATION

Section 7.1   Termination.................................................   29
Section 7.2   Effect of Termination.......................................   30

                                 ARTICLE VIII

                                INDEMNIFICATION

Section 8.1   Indemnification of Purchaser................................   30
Section 8.2   Indemnification of Company..................................   30
Section 8.3   Defense of Third-Party Claims...............................   30
Section 8.4   Direct Claims...............................................   31
Section 8.5   Tax Related Adjustments.....................................   31

                                  ARTICLE IX

                                 MISCELLANEOUS

Section 9.1   Survival of Provisions......................................   32
Section 9.2   No Waiver; Modification in Writing..........................   32
Section 9.3   Specific Performance........................................   32
Section 9.4   Severability................................................   32
Section 9.5   Fees and Expenses                                              32
Section 9.6   Parties in Interest.........................................   33
Section 9.7   Notices.....................................................   33
Section 9.8   Counterparts................................................   34
Section 9.9   Entire Agreement............................................   34
Section 9.10  Governing Law...............................................   34
Section 9.11  Public Announcements........................................   34
Section 9.12  Assignment..................................................   34
Section 9.13  Director and Officer Liability..............................   34
Section 9.14  Effect of Amendment and Restatement.........................   35

                                    EXHIBITS

Exhibit A  Form of Amended and Restated Shareholder Agreement
Exhibit B  Form of Legal Opinion of Fulbright & Jaworski L.L.P.
Exhibit C  Amended and Restated Financial Advisory Agreement
Exhibit D  Form of Monitoring and Oversight Agreement
Exhibit E  Form of Indemnification Agreement

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

     AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of November 4, 1998 to be effective as of August 21, 1998 (the "Effective Date"), by and between Coho Energy, Inc., a Texas corporation (the "Company"), and HM 4 Coho, L.P., a Texas limited partnership (together with its permitted assigns, "Purchaser").

     WHEREAS, on August 21, 1998, the Company and the Purchaser entered into a Stock Purchase Agreement (the "Original Agreement"); and

     WHEREAS, the Company and the Purchaser now desire to amend and restate the Original Agreement in its entirety as set forth below, such amendment and restatement to be effective as of the Effective Date;

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Additional D&O Policies" has the meaning set forth in Section 4.9(b).

          "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

          "Agreement" means this Amended and Restated Stock Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

          "Alternative Transaction" has the meaning set forth in Section 4.4(e).

          "Approval" means any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

          "Articles of Amendment" means articles of amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock to 100,000,000 to be submitted to the shareholders of the Company for their approval at the Shareholders' Meeting.

          "Articles of Incorporation" means the Articles of Incorporation of the Company as amended to the Effective Date and as filed with the Secretary of State of the State of Texas.

          "Authorized Preferred Stock" has the meaning set forth in Section 3.1(c)(i).

          "Benefit Program or Agreement" has the meaning set forth in Section 3.1(q)(i).

          "Board" means the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its obligations thereunder.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York or Dallas, Texas generally are authorized or required by law or other government actions to close.

          "Bylaws" means the bylaws of the Company as amended to the Effective Date.

          "Closing" has the meaning set forth in Section 6.1.

          "Closing Date" has the meaning set forth in Section 6.1.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the Effective Date.

          "Common Stock" means the Company's common stock, par value $.01 per share.

          "Commonly Controlled Entity" has the meaning set forth in Section 3.1(q).

          "Company" has the meaning set forth in the introductory paragraph hereof.

          "Company Disclosure Schedule" has the meaning set forth in Section
     3.1.

          "Company Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Company Indemnified Parties incurs and that arise out of (i) any breach or default by Purchaser of any of the representations or warranties under this Agreement or any agreement or document executed in connection herewith or (ii) any breach by Purchaser of any of the covenants or agreements under this Agreement or any other Transaction Documents.

          "Company Indemnified Parties" means each of the Company and its Subsidiaries and each officer, director, employee, stockholder and Affiliate of the Company.

          "Company Options" has the meaning set forth in Section 3.1(c).

          "Company SEC Documents" has the meaning set forth in Section 3.1(e).

          "Contracts" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which the Company or any of its Subsidiaries is a party or is otherwise bound.

          "Credit Facility" has the meaning set forth in Section 3.1(i).

          "Cure Period" has the meaning set forth in Section 7.1(b)(i).

          "Debt", without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company and its Subsidiaries, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of the Company and its Subsidiaries for the payment of the purchase price of property or assets purchased, (c) all obligations of the Company and its Subsidiaries to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (d) any outstanding reimbursement obligation of the Company or its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company or its Subsidiaries, (e) any payment obligation of the Company or its Subsidiaries under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by the Company or its Subsidiaries, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company or its Subsidiaries in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, (h) all other short-term and long-term liabilities of the Company or its Subsidiaries of any nature, other than accounts payable and accrued liabilities incurred in the ordinary course of business, and (i) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by the Transaction Documents regardless if any of such are actually paid.

          "Effective Date" has the meaning set forth in the introductory paragraph hereof.

          "Environmental Laws" has the meaning set forth in Section 3.1(u)(A).

          "ERISA" has the meaning set forth in Section 3.1(q)(i).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Financial Advisory Agreement" means that certain Amended and Restated Financial Advisory Agreement between the Company and HMCo of even date herewith attached as Exhibit C hereto.

          "GAAP" has the meaning set forth in Section 3.1(e).

          "Governmental Entity" means any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise, (ii) federal, state or local or (iii) domestic or foreign.

          "Hazardous Materials" has the meaning set forth in Section 3.1(u)(B).

          "HMCo" has the meaning set forth in Section 6.2.

          "HSR Act" has the meaning set forth in Section 3.1(d)(iii).

          "Indemnification Agreement" has the meaning set forth in Section
     4.9(a).

          "Indemnified Parties" means the Purchaser Indemnified Parties or the Company Indemnified Parties, as the case may be.

          "Indemnifying Party" means any person who is obligated to provide indemnification hereunder.

          "Intangible Property" has the meaning set forth in Section 3.1(t).

          "IRS" has the meaning set forth in Section 3.1(p)(ii).

          "knowledge" has the meaning set forth in Section 3.1(j).

          "Law" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

          "Litigation" has the meaning set forth in Section 3.1(k).

          "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event or occurrence that is materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and its Subsidiaries taken as a whole.

          "Material Contracts" has the meaning given it in Section 3.1(l)(i).

          "Monitoring Agreement" means that certain Monitoring and Oversight Agreement to be entered into between the Company and HMCo. in the form of Exhibit D hereto.

          "Nasdaq" means the Nasdaq Stock Market.

          "Oil and Gas Properties" has the meaning set forth in Section 3.1(bb).

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "PBGC" has the meaning set forth in Section 3.1(q)(ii).

          "Plan" has the meaning set forth in Section 3.1(q)(i).

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proxy Statement" has the meaning set forth in Section 3.1(d)(iii).

          "Purchase Price" has the meaning set forth in Section 2.1(b).

          "Purchaser" has the meaning set forth in the introductory paragraph hereto.

          "Purchaser Designees" has the meaning set forth in Section 4.11.

          "Purchaser Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Purchaser Indemnified Parties incurs and that arise out of (i) any breach or default by the Company of any of the representations or warranties under this Agreement or any agreement or document executed in connection herewith, (ii) any breach by the Company of any of the covenants or agreements (other than breaches of covenants to be performed by the Company after the Closing) of the Company under this Agreement or any other Transaction Document executed in connection herewith or (iii) are incurred in connection with any litigation or proceedings brought by any shareholder of the Company (whether such action is brought in such shareholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement.

          "Purchaser Indemnified Parties" means Purchaser and each officer, director, employee, stockholder and Affiliate of Purchaser.

          "Purchaser's Expenses" means all reasonable out-of-pocket fees, costs and expenses incurred by Purchaser in connection with its due diligence efforts or the transactions contemplated by this Agreement, including (i) fees, costs and expenses of its accountants and counsel and (ii) fees paid to any Governmental Entity, but expressly excluding any fees paid to Credit Suisse First Boston Corporation, Purchaser's financial advisor.

          "Release" has the meaning set forth in Section 3.1(u)(C).

          "Remedial Action" has the meaning set forth in Section 3.1(u)(D).

          "Reserve Report" means the most recent reserve information prepared by the Company's engineers estimating the proved reserves attributable to the Oil and Gas Properties as of December 31, 1997 and described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          "Rights Agreement" has the meaning set forth in Section 3.1(x).

          "Rule 144" means Rule 144 under the Securities Act of 1933, as amended, and any successor rule thereto.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Shareholder Agreement" means the Amended and Restated Shareholder Agreement to be entered into among the Company, Purchaser and the other party thereto, substantially in the form attached hereto as Exhibit A.

          "Shareholders' Meeting" has the meaning set forth in Section 4.2.

          "Share Issuance" has the meaning set forth in Section 3.1(c)(ii).

          "Shares" means the shares of Common Stock purchased by Purchaser at the Closing.

          "Stock Plans" means the Company's 1993 Stock Option Plan, as amended, and the 1993 Non-Employee Director Stock Option Plan, as amended.

          "Subsidiary" means, (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a

     Subsidiary of the Company or by the Company and another Subsidiary, or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

          "Tax" or "Taxes" has the meaning set forth in Section 3.1(p).

          "Tax Return" has the meaning set forth in Section 3.1(p).

          "Transaction Documents" means this Agreement, the Shareholders Agreement and any other documents executed in connection herewith or therewith.

          "Transfer" has the meaning set forth in Section 3.2(e).

     SECTION 1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

                                   ARTICLE II

                            PURCHASE OF COMMON STOCK

     SECTION 2.1  Purchase of Shares.

     (a) Subject to the terms and conditions herein set forth, at the Closing the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, 41,666,666 shares of Common Stock.

     (b) The purchase price payable for the Shares to be purchased hereunder shall be $6.00 per Share (or $249,999,996 in the aggregate) (the "Purchase Price").

     (c) Delivery of the Shares shall be made at the Closing by delivery to Purchaser, against payment of the Purchase Price therefor as provided herein, of a share certificate representing the total number of Shares.

     (d) Payment of the Purchase Price for the Shares to be purchased hereunder shall be made by or on behalf of Purchaser by wire transfer of immediately available funds to an account of the Company (the number for which account shall have been furnished to Purchaser at least two Business Days prior to the Closing
Date).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows (such representations and warranties shall be deemed to have been made beginning on the Effective Date, in each case as qualified by matters reflected on the disclosure schedule dated as of the Effective Date and delivered by the Company to Purchaser on or prior to the Effective Date (the "Company Disclosure Schedule") and made a part hereof by reference):

          (a) Organization, Standing and Power. Each of the Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other such entity power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered (or, in the case of the Company's Subsidiaries, made available) to Purchaser prior to the execution of this Agreement complete and correct copies of its Articles of Incorporation and Bylaws, as in effect on the Effective Date, and the certificate of incorporation and bylaws (or comparable organizational documents) of its Subsidiaries, in each case as amended to the Effective Date.

          (b) Subsidiaries. Schedule 3.1(b)(i) of the Company Disclosure Schedule sets forth a true and complete list, as of the Effective Date, of each Subsidiary of the Company, together with the jurisdiction of incorporation or organization and the percentage of each Subsidiary's outstanding capital stock (or other voting or equity securities or interests, as applicable) owned by the Company or another Subsidiary of the Company. Except as set forth in Schedule 3.1(b)(ii) of the Company Disclosure Schedule, all the outstanding shares of capital stock (or other voting or equity securities or interests, as applicable) of each Subsidiary of the Company have been validly issued and (with respect to corporate Subsidiaries) are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens. Except for the capital stock of its Subsidiaries and the partnership interests listed in
     Schedule 3.1(b)(iii) of the Company Disclosure Schedule, as of the Effective Date, the Company does not own, directly or indirectly, any capital stock (or other voting or equity securities or interests, as applicable) of any corporation, limited liability company, partnership, joint venture or other entity.

          (c) Capital Structure.

             (i) The authorized capital stock of Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Authorized Preferred Stock"). (A) 25,603,512 shares of Common Stock are issued and outstanding, (B) no shares of Authorized Preferred Stock are issued and outstanding, (C) no shares of Common Stock are held by the Company in its treasury and (D) no shares of Common Stock are held by any of the Company's Subsidiaries.

             (ii) As of the Effective Date, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which holders of Common Stock or Authorized Preferred Stock may vote, including without limitation the approval of the Articles of Amendment and issuance of the Shares to the Purchaser (the "Share Issuance").

             (iii) Except as set forth in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are no outstanding warrants, stock options, stock appreciation rights or other rights to receive any capital stock of the Company granted under the Stock Plans or otherwise. Schedule 3.1(c)(iii) of the Company Disclosure Schedule sets forth a complete and correct list, as of the Effective Date, of the number, class and series of shares subject to all warrants, options, stock appreciation rights or other rights to receive any of the capital stock of the Company (collectively, "Company Options"), and the exercise or base prices thereof. Except for the Company Options and, except as set forth above or in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock (or other voting or equity securities or interests, as applicable) of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries.

             (iv) All outstanding shares of capital stock (or other voting or equity securities or interests, as applicable) of the Company and its Subsidiaries are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

             (v) Except as contemplated hereby or in the other Transaction Documents or as set forth in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are not as of the Effective Date and there will not be at the time of the Closing any shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations to which the Company or any Subsidiary is a party or bound with respect to the voting or disposition of any shares of the capital stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries and, to the Company's knowledge, as of the Effective Date, there are no other shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations among the shareholders of the Company with respect to the voting or disposition of any shares of the capital stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries.

          (d) Authority; No Violations; Approvals.

             (i) The Board has approved this Agreement and each of the transactions contemplated hereby, and declared this Agreement to be in the best interests of the shareholders of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate each of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of each of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than the approval of the Articles of Amendment and the Share Issuance by the requisite votes of the shareholders of the Company as provided in
        Section 4.2. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Purchaser, constitutes a valid and binding obligation of Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) Except as set forth in Schedule 3.1(d)(ii) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Articles of Incorporation or Bylaws or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, other agreement or Approval applicable to the Company or any of its Subsidiaries, (C) any joint venture or other ownership arrangement or
        (D) assuming the Approvals referred to in Section 3.1(d)(iii) are duly and timely obtained or made, any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (D), any such conflicts, violations, defaults, rights, Liens, detriments, Laws or Orders that, individually or in the aggregate, have not had and could not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

             (iii) No Approval from any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any other Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for: (A) if applicable, the filing of a notification report by Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a proxy statement in preliminary and definitive form relating to the meeting of the shareholders of the Company to be held in connection with the approval of the Articles of Amendment and the Share Issuance (the "Proxy Statement") and (y) such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; (C) such Approvals as may be required by any applicable state securities or "blue sky" laws; (D) such Approvals as may be required by any foreign securities, corporate or other Laws; and (E) any such Approval the failure of which to be made or obtained has not had and could not reasonably be expected (1) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect or (2) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (e) SEC Documents. The Company has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1995 and prior to or on the Effective Date (the "Company SEC Documents"), which are all the documents (other than preliminary materials) that the Company was required to file with the SEC between December 31, 1995 and the Effective Date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Company SEC Documents, there are no agreements, arrangements or understandings between the Company and any party who is or was at any time prior to the Effective Date but after December 31, 1996 an Affiliate of the Company that are required to be disclosed in the Company SEC Documents.

          (f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date mailed to shareholders of the Company or at the time of the Shareholders' Meeting or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Shareholders Meeting any event with respect to the Company or any of its Subsidiaries, or with respect to other information in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of the Company. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (g) Absence of Certain Changes or Events. Except as disclosed in
     Schedule 3.1(g) to the Company Disclosure Schedule or as disclosed in, or reflected in the financial statements included in, the Company SEC Documents, or except as contemplated by this Agreement, since December 31, 1997, each of the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not occurred: (i) any event that would have been prohibited by
     Section 4.5 if the terms of such Section had been in effect as of and after December 31, 1997; (ii) any material casualties affecting the Company or any of its Subsidiaries or any material loss, damage or destruction to any of their respective properties or assets, including the Oil and Gas Properties; or (iii) any event, circumstance or fact that has had or could reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (h) No Undisclosed Material Liabilities. Except as disclosed in the Company SEC Documents, there are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of March 31, 1998 (including the notes thereto) contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; (ii) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1998; and (iii) liabilities arising under the Transaction Documents.

          (i) No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) Articles of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, instrument, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (iii) any Law applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) and (iii), for violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. The Company
     (i) is not in breach of or default under any financial covenant under the Company's Fourth Amended and Restated Credit Agreement among the Company, its Subsidiaries, Banque Paribas, Houston Agency, and the other parties thereto dated December 18, 1997 (the "Credit Facility") and (ii) does not have any reason to believe that it will be in breach of or default under any financial covenant under the Credit Facility as of the next date on which the Company is required to be in compliance with any such financial covenant (other than any breaches or defaults which the Company reasonably believes will be waived by the lenders under the Credit Facility).

          (j) Compliance with Applicable Laws. The Company and each of its Subsidiaries has in effect all Approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and there has occurred no default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) under any such Approval, except for failures to obtain, or for defaults or violations under, Approvals which failures, defaults or violations, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. Except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are in compliance with all applicable Laws and Orders, except for possible noncompliance, which individually or in the aggregate, has not had and could not reasonably be expected to have any effect referred to in clause (i), (ii) or (iii) above. No investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries, the transactions contemplated by this Agreement and the other Transaction Documents, is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries any intention to conduct the same, other than those the outcome of which, individually or in the aggregate, has not had and could not reasonably be expected to have any effect referred to in clause (i),
     (ii) or (iii) above. For purposes of this Agreement "knowledge" means the actual knowledge of the officers, directors or senior managers of Purchaser or the Company, as the case may be, after reasonable inquiry.

          (k) Litigation. Except as disclosed in the Company SEC Documents or
     Schedule 3.1(k) of the Company Disclosure Schedule, there is no suit, action, proceeding or indemnification claim, at law or in equity, pending before any Governmental Entity, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries ("Litigation"), and the Company is not a party to any Litigation, and the Company and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Litigation, that (in any case) has had or could reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, nor is there any Order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which has had or could reasonably be expected to have any effect referred to in clause (i), (ii) or (iii) above.
     Schedule 3.1(k) of the Company Disclosure Schedule contains an accurate and complete list of all Litigation and all Orders to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound.

          (l) Certain Agreements; Contract Interests.

             (i) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and Schedule 3.1(l)(i) of the Company Disclosure Schedule, there are no (A) employment or consulting Contracts (unless such employment or consulting Contracts are terminable without liability or penalty on 30 days or less notice), (B) Contracts under which any party thereto remains obligated to provide goods or services having a value, or to make payments aggregating (for Debt or otherwise), in excess of $1,000,000 per year,
        (C) other Contracts that are material to the Company and its Subsidiaries, taken as a whole, or their respective business, and (D) Contracts with Affiliates, in any such case, to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary or their respective assets is bound (such Contracts disclosed or required to be disclosed, the "Material Contracts"). Each Material Contract is a valid and binding obligation of the Company or one of its Subsidiaries and, to the knowledge of the Company, of each party thereto other than the Company or its respective Subsidiary and is in full force and effect without amendment.

             (ii) The Company or the relevant Subsidiary and, to the knowledge of the Company, each other party to the Material Contracts, has performed in all material respects the obligations required to be performed by it under the Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder.

             (iii) Schedule 3.1(l)(iii) of the Company Disclosure Schedule identifies, as to each Material Contract listed thereon, (A) whether the consent of the other party thereto is required, (B) whether notice must be provided to any party thereto (and the length of such notice) and (C) whether any payments are required (and the amount of such payments), in each case in order for such Material Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby and by the other Transaction Documents, and (D) whether such Material Contract can be canceled by the other party without liability to such other party due to the consummation of the transactions contemplated hereby and by the other Transaction Documents.

             (iv) A complete copy of each written Material Contract and a written description of each oral Material Contract has been made available to Purchaser prior to the Effective Date.

             (v) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 or in Schedule 3.1(l)(v) of the Company Disclosure Schedule, none of the Company or of its Subsidiaries is a party to any oral or written agreement, plan or arrangement with any employee (whether an employee, consultant or an independent contractor) of the Company or its Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving the Company or its Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing severance benefits longer than 45 days or other benefits after the termination of employment or other contractual relationship regardless of the reason for such termination and regardless of whether such termination is before or after a change of control, (C) under which any person may receive payments subject to the tax imposed by Section 4999 of the Code or (D) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             (vi) The Company has made available to Purchaser (A) true and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Debt of the Company or any of its Subsidiaries is outstanding or may be incurred and (B) accurate information regarding the respective principal amounts currently outstanding thereunder.

          (m) Title to Properties. Except as disclosed in the Company SEC Documents or on Schedule 3.1(m), to the Company Disclosure Schedule, the Company and its Subsidiaries have or will have good and defensible title to all the producing oil and gas properties described in the Company SEC Documents as being owned by them or to be owned by them at the time of the Closing, title investigations have been conducted with respect to such properties in accordance with customary practices in the oil and gas industry, free and clear of any Liens except for (i) Liens for taxes not yet due, and (ii) other Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (n) Intentionally omitted.

          (o) Status of Shares. Subject to receipt of the approval of the Share Issuance and the Articles of Amendment by the Company's shareholders as contemplated by Section 4.2, the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company and such

     Shares, when delivered to Purchaser at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares is not and will not be subject to preemptive rights of any other shareholder of the Company.

          (p) Taxes. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 or Schedule 3.1(p) of the Company Disclosure Schedule:

             (i) Each of the Company, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns (as hereinafter defined), and all other material Tax Returns, required to be filed or sent by or with respect to it, and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns (including all required estimated Tax payments sufficient to avoid material under payment penalties), and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent audited financial statements) for which the Company or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the Effective Date, and (D) complied in all material respects with all applicable Laws relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Schedule 3.1(p)(ii) of the Company Disclosure Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of the Company and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which the Company or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements. Except as disclosed in or adequately provided for in the Company SEC Documents or disclosed in
        Schedule 3.1(p)(ii) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of the Company, threatened, with regard to any Taxes for which the Company or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against the Company or any of its Subsidiaries by any taxing authority with respect to any period.

             (iii) Neither the Company nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which the Company or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax Law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for the Company or any of its Subsidiaries for any taxable period ending after the Closing Date.

             (iv) Except as set forth in the Company SEC Documents or Schedule 3.1(p)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

             (v) Except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any tax sharing or allocation agreement or similar agreement or arrangement.

             (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of the Company or any of its Subsidiaries and, to the knowledge of the Company, no material reassessments (for property or ad valorem tax purposes) of any assets or any property owned or leased by the Company or any of its Subsidiaries have been proposed in written form.

             (vii) No consent to the application of Section 341(f)(2) of the Code has been made or filed by or with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries. To the knowledge of the Company, neither the IRS nor any other taxing authority has proposed in writing, and neither the Company nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

             (viii) Except as set forth on Schedule 3.1(p)(viii) of the Company Disclosure Schedule, there are no material excess loss accounts or deferred intercompany transactions between the Company and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

     For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Company or any of its Subsidiaries, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group, or arrangement whereby liability of the Company or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of the Company or any of its Subsidiaries with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to the Company or any of its Subsidiaries in respect of any Taxes, including (i) any consolidated federal income tax return in which Company or any of its Subsidiaries is included and (ii) any state, local or foreign income tax returns filed on a consolidated, combined or unitary basis (for purposes of determining Tax liability) in which the Company or any of its Subsidiaries is included.

          (q) Employee Benefit Matters.

             (i) Schedule 3.1(q) of the Company Disclosure Schedule provides a description of each of the following which is sponsored, maintained or contributed to by the Company for the benefit of the employees of the Company, former employees of the Company, directors of the Company, former directors of the Company, or any agents, consultants, or similar representatives providing services to or for the Company, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date for the benefit of such individuals:

                (A) each "employee benefit plan," as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan");

                (B) each personnel policy, stock option plan, stock purchase plan, stock appreciation rights, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.1(9)(i) ("Benefit Program or Agreement").

             (ii) True, correct and complete copies of each of the Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Plan, including all amendments thereto, have been furnished to Purchaser. There has also been furnished to Purchaser, with respect to each Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs and Agreements have also been furnished to Purchaser. The Purchaser has also been furnished a recent actuarial report or valuation for each Plan subject to Title IV of ERISA. Additionally, the most recent determination letter from the Internal Revenue Service for each of the Plans intended to be qualified under section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and any outstanding determination letter application for such plans has been furnished.

             (iii) Except as otherwise set forth on Schedule 3.1(q) of the Company Disclosure Schedule,

                (A) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Plans and the Benefit Programs and Agreements, and to the knowledge of the Company there have been no defaults or violations by any other party to the Plans, Benefit Programs or Agreements;

                (B) All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable Law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

                (C) Each of the Plans intended to be qualified under section 401 of the Code satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, operated in a way which would adversely affect such qualified status;

                (D) Each Plan, Benefit Program, and Agreement has been administered in material compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

                (E) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company threatened against, or with respect to, any of the Plans, Benefit Programs or Agreements or their assets;

                (F) All contributions required to be made to the Plans by the Company on behalf of the Company or its employees pursuant to their terms and provisions have been made timely;

                (G) No Plan is subject to Title IV of ERISA;

                (H) As to any Plan intended to be qualified under section 401 of the Code, there has been no termination or partial termination of the Plan within the meaning of section 411(d)(3) of the Code;

                (I) No act, omission or transaction has occurred which would result in imposition on the Company of (1) breach of fiduciary duty liability damages under section 409 of ERISA, (2) a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or (3) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                (J) To the knowledge of Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before the Internal Revenue Service, the Department of Labor or the PBGC;

                (K) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would materially adversely affect such exempt status;

                (L) With respect to any employee benefit plan, within the meaning of section 3(3) of ERISA, which is not listed in Schedule 3.1(q) of the Company Disclosure Statement but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any corporation, trade, business or entity under common control with the Company, within the meaning of section 414(b), (c) or (m) of the Code or section 4001 of ERISA ("Commonly Controlled Entity"), (1) no withdrawal liability, within the meaning of section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied,
           (2) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (3) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, and (4) all contributions (including installments) to such plan required by section 302 of ERISA and section 412 of the Code have been timely made; and

                (M) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (1) require the Company to make a larger contribution to, or pay greater benefits under, any Plan, Benefit Program or Agreement than it otherwise would or (2) create or give rise to any additional vested rights or service credits under any Plan, Benefit Program, or Agreement.

             (iv) Except as otherwise set forth in Schedule 3.1(q) of the Company Disclosure Schedule, the Company is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

             (v) Except as otherwise set forth in Schedule 3.1(q) of the Company Disclosure Schedule, no payments have or are expected to be made under the Plans, Benefit Programs and Agreements which, in the aggregate, would result in all or part of such payments not being deductible by the payor under sections 280G and or 162(m) of the Code.

             (vi) Except as otherwise set forth in Schedule 3.1(q) of the Company Disclosure Schedule, the Company is not a party to or is bound by any severance agreement involving $50,000 or more.

             (vii) Each Plan which is an "employee welfare benefit plan", as such term is defined in section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

             (viii) Except as otherwise set forth in Schedule 3.1(q) of the Company Disclosure Schedule, no Plan, Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any person and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of section 601 through 608 of ERISA and section 4980B of the Code.

             (ix) As to each Plan described on Schedule 3.1(q) of the Company Disclosure Schedule which is a multiemployer plan within the meaning of section 3(37) of ERISA, Schedule 3.1(i) of the Company Disclosure Schedule accurately describes the dollar amount of withdrawal liability which would be owed by the Company to such Plan if the Company ceased contributing to such Plan immediately after consummation of the transaction contemplated by this Agreement.

             (x) Except as otherwise set forth in Schedule 3.1(q) of the Company Disclosure Schedule, no Plan, Benefit Program or Agreement provides that payments pursuant to such Plan, Benefit Program or Agreement may be made in securities of the Company or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Plan, Benefit Program or Agreement hold any securities of the Company or a Commonly Controlled Entity.

          (r) Schedule 3.1(r) of the Company Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the Effective Date, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company. Except as otherwise set forth in
     Schedule 3.1(r) of the Company Disclosure Schedule, the Company has not at any time on or after January 1, 1995 had or, to the knowledge of Company, been threatened with any work stoppages or other labor disputes or controversies with respect to its employees which had a material adverse effect on the Company.

          (s) Labor Matters. Except as set forth in Schedule 3.1(s) of the Company Disclosure Schedule or in the Company SEC Documents:

             (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

             (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (v) The Company and each of its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, individually or in the aggregate, has not had and could not reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents; and

             (vi) There is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to the Articles of Incorporation or Bylaws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which the Company or any Subsidiary of the Company is a party or pursuant to applicable Law that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (t) Intangible Property. The Company and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Intangible Property"), except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, has not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. All of the Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Intangible Property which forfeiture, individually or in the aggregate, has had or could reasonably be expected to have any effect referred to in clause (i), (ii) or (iii) above. To the knowledge of the Company, the use of the Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, has not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (u) Environmental Matters.

          For purposes of this Agreement:

                (A) "Environmental Laws" means all federal, state and local laws (including common laws), rules, regulations, ordinances, orders, decrees of any Governmental Entity, whether now in existence or hereafter enacted and in effect at the time of Closing, relating to pollution or the protection of human health, safety or the environment of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

                (B) "Hazardous Materials" means (x) any radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates (for purposes of this Section 3.1(t)).

                (C) "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                (D) "Remedial Action" means all actions, including any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment;
           (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (y) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (z) bring the applicable party into compliance with any Environmental Law.

          Except as disclosed in the Company SEC Documents or on Schedule 3.1(u) of the Company Disclosure Schedule:

             (i) The operations of the Company and its Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (ii) The Company and its Subsidiaries have obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which, individually or in the aggregate, has not had and could not reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (iii) The Company and its Subsidiaries are not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws,
        (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or petroleum or petroleum products or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which, individually or in the aggregate, has not had and could not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (iv) The Company and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability, individually or in the aggregate, has not had and could not reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (v) Neither the Company nor any of its Subsidiaries has any contingent liability in connection with any existing Release of any Hazardous Material or petroleum or petroleum products into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

             (vi) The operations of the Company or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the Effective Date) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents; and

             (vii) To the knowledge of the Company, there is not now on or in any property of the Company or its Subsidiaries or any property for which the Company or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or
        (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding), individually or in the aggregate, has had or could reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under any of the

        Transaction Documents in any material respect, or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (v) Insurance. Schedule 3.1(v) of the Company Disclosure Schedule sets forth an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance. The Company maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance).

          (w) Vote. Pursuant to Section 4.2, the Company will seek, at the Shareholders' Meeting, the approval of (i) the Share Issuance by the affirmative vote of a majority of the total votes cast by the holders of Common Stock present at the Shareholders' Meeting and entitled to vote thereon, and (ii) the Articles of Amendment by the affirmative vote of the holders of the greater of (A) a majority of the issued and outstanding shares of Common Stock entitled to vote thereon or (B) two-thirds of the shares of Common Stock present at the Shareholders' Meeting in person or by proxy and entitled to vote thereon. There are no approvals required of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby other than as set forth in the preceding sentence.

          (x) Amendment to Rights Agreement. The Board has taken, or will take, all necessary action to amend the Rights Agreement, dated as of September 13, 1994, as amended (the "Rights Agreement"), between the Company and Chemical Bank, as Rights Agent, so that none of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will cause (i) the rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement or (ii) the distribution of Rights Certificates (as defined in the Rights Agreement).

          (y) Texas Business Combination Law. The Board has approved the acquisition of the Shares by Purchaser prior to Purchaser's "share acquisition date" (as defined in Article 13.02 of the Texas Business Corporation Act) in accordance with the provisions of Article 13.03(A)(1) of the Texas Business Corporation Act.

          (z) No Brokers or Finders. Except as set forth on Schedule 3.1(z), no agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions that have been disclosed to Purchaser and as to which the Company shall have full responsibility.

          (aa) Oil and Gas Operations. In those instances in which the Company serves as operator of a well that is currently a producing well or undergoing drilling operations, it has drilled and completed (if applicable) such well, and operated and produced such well, in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and all applicable Laws, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on the Company. All proceeds from the sale of oil, gas and other hydrocarbons produced by the Company are being received by the Company in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $2,000,000 and held in suspense in the ordinary course of business).

          (bb) Marketing of Production. Except for Contracts listed in the Company SEC Documents or on Schedule 3.1(l) of the Company Disclosure Schedule (with respect to all of which Contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant Contract), there exist no Material Contracts for the sale of production from the leasehold and other interests in oil gas and other mineral properties owned by the Company or its Subsidiaries (collectively, the "Oil and Gas Properties") other than (i) Contracts pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties subject to such agreement or arrangement are located, and (ii) Contracts that are cancelable on 60 days notice or less without penalty or detriment.

          (cc) Prepayments. Neither the Company nor any Subsidiary is obligated, by virtue of a prepayment arrangement, make-up right under a production sales Contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to received payment of the contract price therefor, except where any such arrangement would not have a Material Adverse Effect.

          (dd) Gas Imbalances. Except as disclosed in the Company SEC Documents, neither the Company nor any Subsidiary has (i) any obligation to deliver gas from the Oil and Gas Properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors in excess of the share to which they were entitled nor (ii) any right to receive deliveries of gas from the Oil and Gas Properties (or cash in lieu there) from other owners of interests in those properties as a result of past production by the company, any Subsidiary or any of their predecessors of less than the share to which they were entitled; in either case where any such gas imbalance would have a Material Adverse Effect.

          (ee) Customers and Suppliers. None of the current customers or suppliers of the Company has refused, or communicated in writing to the Chief Executive Officer of the Company that it will or may refuse, to purchase or supply products or services from or to the Company or has communicated in writing that it will or may substantially reduce the amount of production, goods or services that it is willing to purchase from or supply to the Company where any such refusal or reduction would have a Material Adverse Effect.

          (ff) Reserve Report. The Company acknowledges and agrees that Purchaser has been provided with a copy of the Reserve Report. The Company's and each Subsidiary's ownership of the Oil and Gas Properties described in the Reserve Report entitle the respective owner to receive a percentage of the oil, gas and other hydrocarbons produced from each well or unit equal to not less than the percentage set forth in the Reserve Report as the "Net Revenue Interest" for such well or unit and cause the respective owner to be obligated to bear a percentage of the cost of operation of such well or unit not greater than the percentage set forth in the Reserve Report as the "Working Interest" for such well or unit, and to the extent such percentages of production which the respective owner is entitled to receive, and shares of expenses which the respective owner is obligate to bear, may change after the date of such report, such changes were properly reflected (based on reasonable assumptions) in preparing such report. The underlying historical information used for preparation of the Reserve Report was, at the time of delivery, true and correct in all material respects.

          (gg) Nonconsent Operations. Except as set forth in Schedule 3.1(gg) of the Company Disclosure Schedule, there are no operations on the Oil and Gas Properties in which the Company's or any Subsidiary's commitment would have exceeded $5,000,000, being conducted as of January 1, 1998, or any time thereafter, in which the Company or any subsidiary has elected not to participate.

     SECTION 3.2  Representations and Warranties of Purchaser.

     (a) Organization, Standing and Power. Purchaser is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

     (b) Authority. Purchaser represents and warrants to the Company that, assuming the accuracy of the representations and warranties of the Company in
Section 3.1(d) hereof, (i) the purchase of the Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Shares to be purchased by it does not conflict with or violate (A) its certificate of incorporation or bylaws or (B) any law applicable to it in a manner that could materially hinder or impair the completion of any of the transactions contemplated hereby; and (iii) the purchase of Shares to be purchased by it does not impose any penalty or other onerous condition on Purchaser that could materially hinder or impact the completion of any of the transactions contemplated hereby.

     (c) Litigation. As of the Effective Date, there is no claim, action, suit, inquiry, judicial or administrative proceeding pending or, to the knowledge of Purchaser, threatened against it relating to any of the transactions contemplated by this Agreement or any other Transaction Document.

     (d) Investment Intent. Purchaser represents and warrants to the Company that the Shares to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be in violation of the securities Laws of the United States of America or any state or any foreign country or jurisdiction.

     (e) Transfer Restrictions. If Purchaser should decide to dispose of any of the Shares to be purchased by it, Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities Laws. Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares:

          THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

     The legend set forth above may be removed if and when the Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The share certificates shall also bear any additional legends required by applicable federal, state or foreign securities Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities Laws. Purchaser agrees that, in connection with any Transfer of Shares by it pursuant to an effective registration statement under the Securities Act, Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares.

     (f) Purchaser Status. Purchaser represents and warrants to, and covenants and agrees with the Company that (i) at the time it was offered the Shares, it was, (ii) at the Effective Date, it is, and (iii) at the Closing Date, it will be, an accredited investor as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Shares, and is able to bear the economic risk of such investment.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 Furnishing of Information. As long as Purchaser owns Shares representing at least 5% of the aggregate number of shares of Common Stock then outstanding, from and after the Closing Date the Company will promptly furnish to Purchaser all reports filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to said Section 13(a) or 15(d), annual and quarterly reports comparable to those required by Sections 13(a) or 15(d) of the Exchange Act).

     SECTION 4.2 Shareholder Approval; Proxy Statement. The Company shall take all actions necessary in accordance with the Articles of Incorporation, the Bylaws, the rules of Nasdaq and other applicable Law to call a meeting of its shareholders (the "Shareholders' Meeting") to be held as promptly as practicable after the date hereof for the purpose of approving the Share Issuance and the Articles of Amendment. The Company and Purchaser shall consult with each other in connection with Shareholders' Meeting. The Company shall cause the Board (a) to recommend to the Company's shareholders approval of the Share Issuance and the Articles of Amendment, (b) not to withdraw, modify or change such recommendation and (c) to continue to recommend to the shareholders of the Company the approval and the adoption of such matters. As promptly as practicable after the Effective Date, the Company shall prepare and file with the SEC the Proxy Statement with respect to the approval and adoption by the Company's shareholders of the Share Issuance and the Articles of Amendment. As promptly as practicable after the clearance of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its shareholders of record at least 10 calendar days prior to the Shareholders' Meeting and shall use its reasonable best efforts to solicit and obtain the affirmative vote of the requisite percentage of the shareholders of the Company with respect to approval of the Share Issuance and the Articles of Amendment.

     SECTION 4.3 Nasdaq Listing. The Company filed a listing application with Nasdaq with respect to the Shares promptly after the Effective date. The Company shall submit a revised listing application with Nasdaq with respect to the Shares within five business days after the date hereof and Purchaser shall be entitled to review and comment on such listing application and the submission of any other materials to Nasdaq in connection with the listing of the Shares. The Company shall use its reasonable best efforts to cause the Shares to be approved for listing on Nasdaq, subject to official notice of issuance.

     SECTION 4.4 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, until the earlier of the Closing or the termination of this Agreement, except as set forth on Schedule 4.4 to the Company Disclosure Schedule, and unless otherwise expressly contemplated by this Agreement or consented to in writing by Purchaser, the Company will and will cause each of its Subsidiaries to:

          (a) operate its business in the usual and ordinary course consistent with past practices except as contemplated by this Agreement or as provided in or contemplated by the Company Disclosure Schedule;

          (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective customers and suppliers;

          (c) maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted, and use commercially reasonable efforts to maintain supplies and inventories in quantities consistent with its customary business practices;

          (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          (e) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Transaction (as hereinafter defined). For purposes of this Agreement, "Alternative Transaction" shall mean any sale or lease of a material portion of the Company's assets, merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or the acquisition in any manner, directly or indirectly, of a material interest in any voting stock, interests or other securities of, or a material portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     SECTION 4.5 Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Purchaser or as set forth on Schedule 4.5 to the Company Disclosure Schedule, from the Effective Date until the earlier of the Closing or the termination of this Agreement, the Company shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

          (a) acquire or agree to acquire (whether pursuant to a definitive agreement, a non-binding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (b) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its Subsidiaries, except for pledges or dispositions of assets in the ordinary course of business and consistent with past practice;

          (c) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, directly or indirectly, any inquiries or the making of any proposal or offer relating to, or that could reasonably be expected to lead to, any Alternative Transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Alternative Transaction, or agree to, or endorse, any Alternative Transaction, or authorize or permit any of the officers, directors, employees or agents of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's Subsidiaries to take any such action, and the Company shall immediately notify Purchaser of all relevant terms of any such inquiries or proposals received by the Company or any of its Subsidiaries or by any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other representative relating to any proposed Alternative Transaction and if such inquiry or proposal is in writing, the Company shall immediately deliver or cause to be delivered to Purchaser a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (c) shall prohibit the Board from complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Alternative Transaction;

          (d) release any third party from its obligations under any existing standstill agreement or arrangement relating to an Alternative Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its Subsidiaries;

          (e) adopt or propose to adopt any amendments to its Articles of Incorporation or Bylaws; reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolida-tion, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary; or make any other material changes in its capital structure;

          (f) (i) change any of its significant accounting policies or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, Litigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal or other income Tax purposes from those employed in the preparation of the federal or other income Tax Returns or other Tax Returns for the taxable year ending December 31, 1997, except, in the case of either clause (i) or clause (ii), as may be required by Law or GAAP;

          (g) other than borrowings in the ordinary course under the Credit Facility, incur any Debt, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise, which would exceed $5,000,000;

          (h) make any loans or advances to any Person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Company and its Subsidiaries with respect to cash management conducted in the ordinary and usual course of the Company's business;

          (i) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any Subsidiary to the Company or another Subsidiary in the ordinary and usual course of the Company's business;

          (j) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock or other securities other than as contemplated herein or pursuant to awards issued and outstanding as of the Effective Date under the Stock Plans or purchase or otherwise acquire any of its capital stock, employee or director stock options, warrants or other equity securities or debt securities;

          (k) enter into, adopt, or (except as may be required by law) amend or terminate any collective bargaining agreement or any Benefit Plan; approve or implement any employment severance arrangements (other than payments made under the Company's severance policy in accordance with past practice) or retain or discharge any officers and executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any officers and executive management personnel; or change the compensation or benefits provided to any director, officer, or employee as of August 1, 1998;

          (l) materially amend, terminate, or fail to use all commercially reasonable efforts to renew any Material Contract (provided that the Company or its Subsidiaries shall not be required to renew any Material Contract on terms that are less favorable to the Company or its Subsidiaries), or default in any material respect (or take or omit to take any action that, with or without the giving of notice of passage of time, would constitute a material default) under any Material Contract; or

          (m) agree in writing or otherwise to do any of the foregoing.

     SECTION 4.6 Approvals. The Company and Purchaser each agree to cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals that may be necessary or which may be reasonably requested by the Company or Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     SECTION 4.7 Shareholder Agreement and Monitoring Agreement. On or before the Closing Date, the Company and Purchaser shall enter into the Shareholder Agreement and the Monitoring Agreement.

     SECTION 4.8 HSR Act Notification. To the extent it is determined that the HSR Act will be applicable to the acquisition of the Shares by Purchaser, each of the parties hereto shall (a) file or cause to be filed, as promptly as practicable after the Effective Date, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the Transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

     SECTION 4.9  Indemnification of Directors; Insurance.

     (a) At or prior to the Closing, the Company shall enter into indemnification agreements with each of its directors substantially in the form of Exhibit E hereto with such changes thereto as may be agreed upon by Purchaser and the Company (each an "Indemnification Agreement"). In addition, at or prior to the Closing the Company shall enter into Indemnification Agreements with each of the Purchaser Designees.

     (b) At or prior to the Closing Date, the Company shall obtain directors' and officers' liability insurance policies providing an aggregate of $25,000,000 in additional coverage to the coverage provided by the Company's current directors' and officers' insurance policy (the "Additional D&O Policies"). The Company shall use all commercially reasonable efforts to ensure that the Additional D&O Policies shall, in addition to customary coverage, provide coverage for any claims arising out of or relating to the activities of any of the Company's directors and the Purchaser Designees in connection with the transactions contemplated by this Agreement and shall provide coverage for Purchaser and any of its Affiliates with respect to any claims brought against Purchaser or any of its Affiliates arising out of or relating to any act or omission of any director of the Company in his or her capacity as a director of the Company.

     (c) The Company shall, from and after the Effective Date and for four years from the Closing Date, maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Company may substitute therefor policies no less favorable in terms and amounts of coverage so long as substitution does not result in gaps of lapses in coverage) with respect to matters occurring on or prior to the Closing Date; provided, however, that in no event shall the Company be required to expend pursuant to this Section more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, the Company shall purchase as much coverage as possible for such amount, and in any event the Company shall provide the Covered Parties with the same terms and amounts of coverage as the Company provides to those persons who are directors and officers of the Company at the time such policies terminate.

     (d) The Company shall amend its existing insurance coverage under the Company's current policies of directors' and officers' liability insurance, or obtain comparable replacement policies on terms no less favorable in terms of coverage and amounts than those in effect on the Effective Date, so that Purchaser's purchase of the Shares pursuant to this Agreement shall not constitute a "change of control" of the Company or otherwise cause any director of the Company or any of persons who become directors of the Company on or after the Closing Date to be excluded from the coverage provided by such insurance policies.

     (e) In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 4.9. The rights of the Covered Parties under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such persons may have under the Articles of Incorporation of the Company or any other provisions herein or in other agreements.

     SECTION 4.10 Notification of Certain Matters. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any Transaction Document to be untrue or inaccurate at any time from the Effective Date to the Closing Date and
(b) any failure of the Company or Purchaser to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Document.

     SECTION 4.11 Board of Directors. As of the Effective Date, the Board is comprised of the individuals listed on Schedule 4.11 to the Company Disclosure Schedule. The Company shall take, or cause to be taken, such action as may be necessary or advisable, including increasing the size of the Board by one member, to ensure that simultaneously with the Closing the Board shall consist of nine individuals, including (a) two individuals designated by Purchaser (the "Purchaser Designees"), and (b) the individuals listed in Schedule 4.11 of the Company Disclosure Schedule less one director whose resignation shall be agreed upon by Purchaser and the Company. The Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that simultaneously with the Closing each of the audit and compensation committees and the executive committee, if any, of the Board shall include one or more of the Purchaser Designees.

                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

     SECTION 5.1 Conditions Precedent to Each Party's Obligation. The respective obligations of Purchaser and the Company to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Approvals. All Approvals of, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, including the expiration or termination of any applicable waiting period under the HSR Act.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c) No Action. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

     SECTION 5.2 Conditions Precedent to Obligation of Purchaser at the Closing. The obligation of Purchaser to effect the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Purchaser:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of the Company contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date, and Purchaser shall have received a certificate to the foregoing effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

          (b) Performance of Obligations. The Company shall have performed in all material respects (provided that any covenant or agreement that is qualified by a materiality standard or Material Adverse Effect qualification shall not be further qualified hereby) all obligations required to be performed by it or them under this Agreement prior to the Closing Date, and Purchaser shall have received a certificate to such effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

          (c) Consents Under Agreements. Purchaser shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each person that is a party to a Material Contract (including evidence of the payment or any required payment) and whose consent or approval shall be required in order to permit the consummation of each of the transactions contemplated by this Agreement or to prevent a breach of such Contract or the creation of a right to terminate such Contract, and such consent or approval shall be in form and substance reasonably satisfactory to Purchaser.

          (d) Legal Opinion. Purchaser shall have received from Fulbright & Jaworski L.L.P., corporate counsel to the Company, and its Subsidiaries, an opinion dated the Closing Date, in substantially the form attached as Exhibit B hereto, which opinion, if requested by Purchaser, shall expressly provide that they may be relied upon by Purchaser's lenders, underwriters, or other sources of financing with respect to the transactions contemplated hereby.

          (e) Nasdaq Listing. The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

          (f) Shareholder Approval. The shareholders of the Company shall have approved the Share Issuance and the Articles of Amendment by the requisite votes at the Shareholders' Meeting.

          (g) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by the Company pursuant to Section 6.2(b) shall have been delivered.

     SECTION 5.3 Conditions Precedent to Obligations of Company at the Closing. The obligation of the Company to effect the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company:

          (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Purchaser contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate to the foregoing effect signed on behalf of Purchaser by the chief executive officer or by the chief financial officer of Purchaser.

          (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects (provided that any covenant or agreement that is qualified by a materiality standard shall not be further qualified hereby) the obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Purchaser by the chief executive officer or by the chief financial officer of Purchaser.

          (c) Nasdaq Listing. The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

          (d) Shareholder Approval. The shareholders of the Company shall have approved Share Issuance and the Articles of Amendment by the requisite votes at the Shareholders' Meeting.

          (e) Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Purchaser pursuant to Section 6.2(a) shall have been delivered.

                                   ARTICLE VI

                                    CLOSING

     SECTION 6.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the purchase and sale of the Shares pursuant to Section 2.1(a) (the "Closing") shall occur (a) at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, at 10:00 a.m., local time, on the thirteenth Business Day following the satisfaction or waiver (subject to applicable Law) of each of the conditions to the obligations of the parties to effect the transactions to occur at the Closing as set forth in Sections 5.1, 5.2 and 5.3, respectively, or (b) at such other location and time as may be mutually agreed upon by the parties hereto. The date on which the Closing is required to take place is herein referred to as the "Closing Date." All closing transactions at the Closing shall be deemed to have occurred simultaneously.

     SECTION 6.2  Actions to Occur at the Closing.

          (a) At the Closing, Purchaser shall deliver to the Company the following:

             (i) Purchase Price. The Purchase Price for the Shares in accordance with Article II hereof;

             (ii) Shareholder Agreement. Counterparts of the Shareholder Agreement executed by Purchaser;

             (iii) Monitoring Agreement. Counterparts of the Monitoring Agreement executed by Hicks, Muse & Co. Partners, L.P. ("HMCo"); and

             (iv) Certificates. The certificates described in Sections 5.3(a) and 5.3(b).

          (b) At the Closing, the Company shall deliver to Purchaser (or to its designee as indicated otherwise) the following:

             (i) Share Certificates. Certificates representing the Shares;

             (ii) Shareholder Agreement. Counterparts of the Shareholder Agreement executed by the Company;

             (iii) Monitoring Agreement. Counterparts of the Monitoring Agreement executed by the Company;

             (iv) Purchaser's Expenses. An amount equal to Purchaser's Expenses incurred through the Closing Date in connection with the transactions contemplated hereby as provided in Section 9.5 by wire transfer of immediately available funds to an account of Purchaser (which amount and account number shall have been furnished to the Company at least two Business Days prior to the Closing Date);

             (v) Certificates. The certificates described in Sections 5.2(a) and 5.2(b);

             (vi) Consents Under Agreements. The original of each consent or approval, if any, pursuant to Section 5.2(c); and

             (vii) Legal Opinion. The opinion of counsel referred to in Section 5.2(d).

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1  Termination. This Agreement may be terminated prior to the
Closing:

          (a) by mutual consent of Purchaser and the Company;

          (b) by either Purchaser or the Company:

             (i) in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 5.2(a) or 5.2(b) or Section 5.3(a) or 5.3(b) and (B) cannot be or has not been cured within 20 days (the "Cure Period") following receipt by the breaching party of written notice of such breach (it is acknowledged and agreed that there shall not be a Cure Period for breaches of the covenants set forth in the third sentence of
        Section 4.2 or in Section 4.5(c));

             (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, or ruling Purchaser and the Company shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable;

             (iii) if the required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders, or at any adjournment thereof; or

             (iv) if the Closing shall not have occurred by the later of (A) the first anniversary of the Effective Date, and (B) the date to which the Closing Date is extended pursuant to Section 6.1; provided, however, that the right to terminate this Agreement under this clause (iv) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, a party that is in material breach of this Agreement shall not be entitled to terminate this Agreement except, in the case of a default by the Company, with the consent of Purchaser, or in the case of a default by Purchaser, with the consent of the Company.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of this Section 7.2, Section 4.9, Article VIII and Article IX, which shall survive such termination) shall forthwith become null and void. Subject to the provisions of Section 9.5, in the event of a termination of this Agreement by either the Company or Purchaser as provided above, there shall be no liability on the part of the Company or Purchaser, except for liability arising out of a breach of, or misrepresentation under, this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.1 Indemnification of Purchaser. Subject to the provisions of this Article VIII, the Company agrees to indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Purchaser Indemnified Costs.

     SECTION 8.2  Indemnification of Company. Subject to the provisions of this
Article VIII, Purchaser agrees to indemnify and hold harmless the Company from and against any and all Company Indemnified Costs.

     SECTION 8.3 Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to any person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Section 8.3 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys' fees of one counsel (provided that if any such third-party action is brought in a jurisdiction other than Texas, the Indemnifying Party shall also pay the attorney's fees of one local counsel) to the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) counsel to the Indemnified Party shall have reasonably concluded that there may be defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iv) counsel to the Indemnified Party and the Indemnifying Party shall have advised their respective clients in writing, with a copy delivered to the other party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel), or (v) the third-party action is a proceeding brought by a shareholder of the Company (in such shareholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement;

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time; or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

     The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VIII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     SECTION 8.4 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 8.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     SECTION 8.5 Tax Related Adjustments. The Company and Purchaser agree that any payment of Indemnified Costs made hereunder will be treated by the parties on their Tax Returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, any payment of Indemnified Costs is determined to be taxable income rather than adjustment to Purchase Price and counsel to the Indemnified Party shall have advised the Indemnified Party and the Indemnifying Counsel in writing thereof, then the Indemnifying Party shall indemnify the Indemnified Party for any Taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this Section 8.5), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1 Survival of Provisions. The representations, warranties and covenants (including the indemnification obligations) of the Company and Purchaser made herein or in any other Transaction Document shall remain operative and in full force and effect pursuant to their terms regardless of (a) any investigation made by or on behalf of Purchaser or the Company, as the case may be, or (b) acceptance of any of the Shares and payment by Purchaser therefor.

     SECTION 9.2 No Waiver; Modification in Writing. No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchaser or its permitted assigns, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

     SECTION 9.3 Specific Performance. The parties recognize that in the event the Company should refuse to perform under the provisions of this Agreement or any other Transaction Document, monetary damages alone will not be adequate. Purchaser shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement or any other Transaction Document specifically, the Company hereby waive the defense that there is an adequate remedy at law.

     SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     SECTION 9.5  Fees and Expenses.

          (a) At the Closing pursuant to Sections 6.2(b)(iv), the Company shall pay to Purchaser an amount equal to the Purchaser's Expenses incurred through the Closing Date in connection with the transactions contemplated by this Agreement.

          (b) Concurrently with a termination of this Agreement pursuant to
     Section 7.1(b)(ii), (iii) or (iv) by the Purchaser or the Company (and as a condition to any such termination by the Company), the Company shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the Purchaser's Expenses.

          (c) If this Agreement is terminated pursuant to Section 7.1(b)(iii) by the Purchaser or the Company, and within one year of such termination definitive documentation with respect to an Alternative Transaction has been entered into or 50% or more of the outstanding Common Stock has been acquired pursuant to a tender or exchange offer in connection with an Alternative Transaction, then the Company shall pay $3,000,000 to Purchaser in immediately available funds within three Business Days after the occurrence of such event.

          (d) Pursuant to the terms of the Financial Advisory Agreement, the Company paid to HMCo a transaction fee of $1,250,000 by wire transfer of immediately available funds concurrently with the execution of the Original Agreement. If the shareholders of the Company shall have approved the Share Issuance and the Articles of Amendment on or before December 31, 1998, the Company shall pay HMCo a transaction fee in the amount of $8,750,000 by wire transfer of immediately available funds on the Closing Date. If the shareholders of the Company shall not have approved the Share Issuance and the Articles of Amendment on or before December 31, 1998, the Company shall pay HMCo a transaction fee of $8,750,000 in immediately available funds on December 31, 1998; provided however, that the Company may elect to pay such transaction fee by delivering to HMCo the amount of $3,750,000 in cash by wire transfer of immediately available funds and by issuing to HMCo 1,000,000 shares of Common Stock; provided that such shares shall have been approved for listing on Nasdaq and that all other Approvals with respect to the issuance of such shares shall have been received.

Except as otherwise expressly provided in this Agreement or as provided by Law, all reasonable costs and expenses (including legal fees and expenses) incurred by Purchaser in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents shall be borne solely and entirely by the Company in addition to its own such costs and expenses.

     SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth in Section 4.9 (which is expressly intended for the benefit of the Covered Parties and shall be enforceable by any of the Covered Parties or any of their respective heirs and representatives) and Article VIII which is intended for the benefit of all Indemnified Parties, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Purchaser, to:

           HM 4 Coho, L.P.
           c/o Hicks, Muse, Tate & Furst Incorporated
           200 Crescent Court, Suite 1600
           Dallas, Texas 75201
           Attention: Lawrence D. Stuart, Jr.
           Facsimile: (214) 740-7313

           with a copy to:

           Vinson & Elkins L.L.P.
           3700 Trammell Crow Center
           2001 Ross Avenue
           Dallas, Texas 75201
           Attention: Michael D. Wortley
           Facsimile: (214) 999-7732

        (b) If to the Company, to:

           Coho Energy, Inc.
           14785 Preston Road, Suite 860
           Dallas, Texas 75240
           Attention: President
           Facsimile: (972) 991-2257
           with a copy to:

           Fulbright & Jaworski L.L.P.
           2200 Ross Avenue, Suite 2800
           Dallas, Texas 75201
           Attention: Harva Dockery
           Facsimile: (214) 855-8200

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     SECTION 9.8 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 9.9 Entire Agreement. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

     SECTION 9.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

     SECTION 9.11 Public Announcements. The Company, on the one hand, and Purchaser, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

     SECTION 9.12 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Law or otherwise; provided, however, that upon notice to the Company, (a) Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof and (b) nothing in this Agreement shall limit Purchaser's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Purchaser without the consent of the Company. The Company shall execute an acknowledgment of such collateral assignments in such forms as Purchaser's lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Company that any such collateral assignment has been foreclosed upon, the Company shall be entitled to deal exclusively with Purchaser as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Purchaser's assigns. Any attempted assignment in violation of this Section shall be null and void.

     SECTION 9.13 Director and Officer Liability. The directors, officers, and stockholders of Purchaser and its Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that the Company may assert) other than as an assignee of this Agreement.

     SECTION 9.14 Effect of Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Original Agreement pursuant to
Section 9.2 of the Original Agreement. The Company and the Purchaser hereby agree that the Original Agreement shall hereinafter be void and of no further force or effect. References to the "Stock Purchase Agreement" contained in any other instrument or document referenced in or executed in conjunction with the Original Agreement shall mean this Agreement.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above to be effective as of August 21, 1998.

                                            COHO ENERGY, INC.

                                            By:   /s/ ANNE MARIE O'GORMAN
                                               ---------------------------------
                                               Anne Marie O'Gorman
                                               Senior Vice President


                                            HM 4 COHO, L.P.



                                            By: Hicks, Muse Fund IV LLC,
                                              its general partner


                                            By:     /s/ DANIEL S. DROSS
                                               ---------------------------------
                                               Daniel S. Dross
                                               Senior Vice President

                                   EXHIBIT A

                                    FORM OF
                              AMENDED AND RESTATED
                             SHAREHOLDER AGREEMENT

     THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this "Agreement"), dated
as of           1998, is entered into by and between Coho Energy, Inc., a Texas corporation (the "Company"), HM 4 Coho, L.P., a Texas limited partnership ("Purchaser"), and Energy Investment Partnership No. 1, a Texas general partnership ("EIP"). Purchaser and EIP are each referred to herein as a "Holder."

                                    RECITALS

     WHEREAS, EIP and the Company entered into a prior Shareholder Agreement dated May 12, 1998 (the "Original Agreement"), and in connection with an equity investment in the Company by Purchaser the parties desire to amend and restate the prior agreement in its entirety as follows:

                                   AGREEMENT

     Now, therefor, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1  Definitions.

     "Advice" shall have the meaning provided in Section 3.5 hereof.

     "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.

     "Affiliated Group", with respect to any Person, means such Person and each Affiliate and Associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of such Person and each other Person with whom such Person is acting "as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of " shares (within the meaning of Section 13(d)(3) of the Exchange Act, regardless of whether the Company shall at any time be subject to the requirements of the Exchange Act).

     "Agreement" means this Amended and Restated Shareholder Agreement, as such from time to time may be amended.

     "Common Stock" means shares of the Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

     "Common Stock Equivalents" means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

     "Company" shall have the meaning set forth in the introductory paragraph hereof.

     "Demand Registration" shall have the meaning set forth in Section 3.1.1 hereof.

     "Demand Request" shall have the meaning set forth in Section 3.1.1 hereof.

     "EIP" shall have the meaning set forth in the introductory paragraph hereof.

     "EIP Designee" shall have the meaning set forth in Section 2.1.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Excluded Registration" means a registration under the Securities Act of
(i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

     "Holder" shall have the meaning set forth in the introductory paragraph hereof and shall include any direct or indirect transferee of a Holder who shall elect to become a party to this Agreement and also shall include Hicks, Muse & Co. Partners, L.P. if such entity receives shares of Common Stock pursuant to
Section 9.5(d) of the Stock Purchase Agreement. "Holders" shall mean each Holder collectively. If at any time there is more than one Holder, except as otherwise specifically set forth in this Agreement, any notices, designations, consents, or similar actions to be taken by the Holder or Holders hereunder shall be taken by Holders who own a majority of shares of Common Stock owned by all Holders.

     "Holder Designee" shall have the meaning provided in Section 2.1.1 hereof.

     "Inspectors" shall have the meaning provided in Section 3.4 hereof.

     "Material Adverse Effect" shall have the meaning provided in Section 3.1.4 hereof.

     "NASD" shall have the meaning provided in Section 3.4 hereof.

     "Original Agreement" shall have the meaning set forth in the first recital hereof.

     "Other Registrable Shares" shall have the meaning provided in Section 3.1.4 hereof.

     "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Purchaser" shall have the meaning set forth in the introductory paragraph hereof.

     "Purchaser Designee" shall have the meaning set forth in Section 2.1.1.

     "Records" shall have the meaning provided in Section 3.4 hereof.

     "Registrable Shares" means at any time the shares of Common Stock of the Company owned by the Holder or Holders whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (y) which have been sold to the public pursuant to Rule 144 of the SEC under the Securities Act.

     "Registration Expenses" shall have the meaning provided in Section 3.6 hereof.

     "Requesting Holder" shall have the meaning provided in Section 3.1.1 hereof.

     "Required Filing Date" shall have the meaning provided in Section 3.1.1(b) hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Seller Affiliates" shall have the meaning provided in Section 3.7.1 hereof.

     "Stock Purchase Agreement" means that certain Amended and Restated Stock Purchase Agreement effective as of August 21, 1998 between Purchaser and the Company.

     "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

     "Suspension Notice" shall have the meaning provided in Section 3.5 hereof.

     SECTION 1.2  Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) "or" is not exclusive;

          (3) words in the singular include the plural, and words in the plural include the singular;

          (4) provisions apply to successive events and transactions; and

          (5) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

     SECTION 2.1  Board of Directors.

     2.1.1 Board Representation. Concurrently with the execution of the Original Agreement, the Company caused two nominees of EIP to be appointed to the Board of Directors of the Company (each, an "EIP Designee"). Pursuant to the terms of the Stock Purchase Agreement, at the Closing (as defined in such agreement) the Company shall cause the size of the Board of Directors of the Company to be increased to nine members and cause two nominees of Purchaser (each, a "Purchaser Designee" and, together with the EIP Designees, the "Holder Designees") be to elected or appointed to the Board of Directors. For the purposes of this Article 2, the term "EIP" shall include any Holders that become Holders by being transferees of EIP and the term "Purchaser" shall include any Holders that become Holders by being transferees of Purchaser. The Board of Directors of the Company shall also take all actions necessary to ensure that a Purchaser Designee (in addition to the existing EIP Designee) is appointed to the Compensation Committee and Audit Committee of the Board of Directors, and, if established, the Executive Committee of the Board of Directors. Each Holder Designee shall serve until the next annual meeting of shareholders of the Company and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office. The Company agrees to continue to cause two EIP Designees and two Purchaser Designees to be nominated for election to the Board of Directors of the Company at each annual meeting of the Company's shareholders after the Closing. The Holders agree that no Holder Designee shall be a director or officer of an independent exploration and production company that could reasonably be viewed as a competitor of the Company. To the extent the Company's proxy statement for any annual meeting of shareholders includes a recommendation regarding the election of any other nominees to the Company's Board of Directors, the Company agrees to include a recommendation of its Board of Directors that the shareholders also vote in favor of the Holders' nominees. The Company shall appoint an EIP Designee and a Purchaser Designee serving on the Company's Board of Directors to be members of the Compensation Committee and Audit Committee of the Board of Directors and, if established, the Executive Committee of the Board of Directors. The Company shall ensure that the articles of incorporation and bylaws of the Company as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement.

     2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Holder Designee shall be unable or unwilling to serve as a director of the Company, then EIP or Purchaser, as the case may be, shall be entitled to nominate a replacement who shall then be an EIP or Purchaser Designee, as the case may be, for purposes of this Section 2. If, following an election or appointment to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any Holder Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, then EIP or Purchaser, as the case may be, shall, within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement Holder Designee, and the Company shall cause such replacement Holder Designee to be appointed to the Board of Directors of the Company and each applicable committee thereof to fill the unexpired term of the Holder Designee who such new Holder Designee is replacing.

     2.1.3  Termination of Rights. The right of EIP to designate directors under
Section 2.1.1 shall terminate upon the first to occur of (i) the termination of this Agreement, (ii) such time as EIP elects in writing to terminate its rights under this Article 2, or (iii) such time as EIP and its respective Affiliates cease to own at least 1,000,000 shares of Common Stock (such number of shares to be appropriately adjusted to reflect stock splits, stock dividends, recapitalizations, or other changes to the Common Stock). The right of Purchaser to designate directors under Section 2.1.1 shall terminate upon the first to occur of (i) the termination of this Agreement, (ii) such time as Purchaser elects in writing to terminate its rights under this Article 2, or (iii) such time as Purchaser (which for the purposes of this clause (iii) shall mean HM4 Coho, L.P. only) and its Affiliates cease to own at least 5% of the outstanding shares of Common Stock and (B) any single Holder (and Affiliates thereof) that became a Holder by being a transferee of Purchaser shall not own at least 5% of the outstanding shares of Common Stock. In addition, from and after any time at which EIP or any single transferee or group of related transferees of EIP ceases to own at least 1,000,000 shares of Common Stock and Purchaser and its respective Affiliates or any single transferee or group of related transferees of Purchaser or its Affiliates continue to own at least 5% of the outstanding shares of Common Stock, EIP shall cease to have the right to designate any Holder Designees and Purchaser shall have the right to designate four Holder Designees, unless or until such time as Purchaser's right to designate directors has terminated pursuant to the provisions of the preceding sentence.

     2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by the Holder Designees in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

     2.2 Other Activities of the Holder; Fiduciary Duties. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of the Holders or their Affiliates whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company (including any designee of a Holder pursuant to Section 2.1.1) or any of its Subsidiaries of any fiduciary or other duties or obligations they may have to the Company's shareholders.

                                   ARTICLE 3

                              REGISTRATION RIGHTS

     SECTION 3.1  Demand Registration.

     3.1.1  Request for Registration.

     (a) At any time one or more Holders may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided that the Registrable Shares proposed to be sold by the Holders requesting a Demand Registration (the "Requesting Holders," which term shall include parties deemed "Requesting Holders" pursuant to Section 3.1.5 hereof) represent, in the aggregate, more than 20% of the total number of Registrable Shares held by all Holders.

     (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.6, the Company shall file the Demand Registration within 30 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only five Demand Registrations; provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request under this Section 3.1 are excluded from a registration pursuant to Section 3.1.4 below, the Holders shall have the right, with respect to each such exclusion, to one additional Demand Registration under this Section 3.1 with respect to such excluded Registrable Shares.

     3.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless (i) the Requesting Holders withdraw all their Registrable Shares, (ii) the Company has performed its obligations hereunder in all material respects and (iii) there has not been any event, change or effect which, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration. Subject to the following sentence, in the event that a Demand Request is made by a Holder that is subsequently withdrawn by that Holder, all Registration Expenses incurred in connection therewith shall be borne by that Holder and such withdrawn Demand Request shall not be counted as a Demand Registration in determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 3.1.1(b). In the event that a Demand Request is made by a Holder that is subsequently withdrawn by that Holder, all Registration Expenses shall be borne by the Company if (i) the Company has not performed its obligations hereunder in all material respects or (ii) there has been any event, change or effect which, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of the Company; and in such case a withdrawn Demand Request shall not be counted as a Demand Registration in determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 3.1.1(b).

     3.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

     3.1.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder and the holders of the Other Registrable Shares shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders and the holders of the Other Registrable Shares is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders and the holders of the Other Registrable Shares to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders and the holders of Other Registrable Shares on the basis of the number of Registrable Shares held by the Requesting Holders and the number of shares owned by holders of Other Registrable Shares who have requested shares to be included in such registration. The term "Other Registrable Shares" shall mean shares of Common Stock that the Company has a contractual obligation to register the offer and sale of in a Demand Registration pursuant to a validly existing registration rights or similar agreement in effect on the date of this Agreement (collectively the "Other Registration Rights Agreements").

     3.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders and all holders of Other Registrable Shares, who shall have the right, exercisable by written notice to the Company within 15 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities with respect to Holders and Other Registrable Shares with respect to holders of Other Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1.

     3.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 180 days after the Required Filing Date (or, if longer, 180 days after the effective date of the registration statement contemplated by clause
(ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder and each holder of Other Registrable Shares that requested the inclusion of shares in the Demand Registration a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.

     SECTION 3.2  Piggyback Registrations.

     3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) or proposes to make such an offering of equity securities pursuant to a previously filed registration statement pursuant to Rule 415 under the Securities Act (such as a "universal shelf" registration statement) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

     3.2.2 Priority on Registrations. If the Registrable Shares requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would cause a Material Adverse Effect, then (i) the number of such Holder's or Holders' Registrable Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Registrable Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any of such Holder's requested shares are included. If another securityholder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Shares requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 3.2.2 any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Holder may participate in any registration statement hereunder unless such Person (x) agrees to sell such Person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

     3.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

     3.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

          (ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 3.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

          (iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

          (v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (vi) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (vii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

          (viii) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

          (ix) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or
     (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

          (x) furnish to each seller underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

          (xi) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the NASDAQ National Market System if the Registrable Shares so qualify;

          (xii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

          (xiii) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

          (xiv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (xv) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (xvi) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

          (xvii) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

          (xviii) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     3.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.4(v)(C), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 3.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

     3.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 3, including, without limitation,
(i) all registration and filing fees, (ii) all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), (iv) rating agency fees, (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), (vi) messenger and delivery expenses, (vii) the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with any listing of the Registrable Shares, (ix) fees and expenses of counsel for the Company and fees and expenses of the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance),
(x) securities acts liability insurance (if the Company elects to obtain such insurance), (xi) the fees and expenses of any special experts retained by the Company in connection with such registration, (xii) the fees and expenses of other Persons retained by the Company and (xiii) reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses"), subject to
Section 3.1.2, will be borne by the Company whether or not any registration statement becomes effective; provided that, except as expressed otherwise provided above, in no event shall Registration Expenses include any underwriting discounts or commissions and transfer taxes.

     3.7  Indemnification.

     3.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by 3.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 3.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     3.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

     3.7.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

     3.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.7.1 or Section 3.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 3.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 3.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this
Section 3.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

     If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 3.7.1 and Section 3.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.7.4.

     3.7.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

     3.8 Other Registration Rights. If compliance by the Company with any provision of this Agreement would cause the Company to breach any provisions of the Amended and Restated Registration Rights Agreement dated as of December 8, 1994 by and among the Company, Kenneth H. Lambert and Frederick K. Campbell (the "Lambert Agreement") or the Stock Purchase Warrant to Purchase Shares of Common Stock of COHO ENERGY, INC. issued to Amoco Corporation on December 18, 1997 (the "Amoco Warrant"), then the provisions set forth in the Lambert Agreement or the Amoco Warrant, as applicable, shall control, and the Company, in such case, shall not be deemed to be in breach of this Agreement due to the Company's compliance with such provision in the Lambert Agreement or the Amoco Warrant, as applicable, and the Company's failure to comply with the applicable provisions of this Agreement. Except for as set forth in the Lambert Agreement or the Amoco Warrant, as applicable, no holder of Other Registrable Shares has priority rights for inclusion in a Demand Registration that are inconsistent with the terms of this Agreement. The Company shall not grant or amend any registration rights after the date of this Agreement that would in any way diminish the rights of the Holders hereunder, and any such registration rights shall be granted or amended only if such rights are subordinate to or pari passu with the rights of the Holders hereunder.

                                   ARTICLE 4

                                  TERMINATION

     The provisions of this Agreement, unless earlier terminated pursuant to their terms, shall terminate on the twentieth anniversary of the date of this Agreement.

                                   ARTICLE 5

                      LIMITATIONS ON CERTAIN TRANSACTIONS

     SECTION 5.1 Limitations on Certain Transactions. Each Holder, severally and not jointly, covenants and agrees with the Company that, for the period commencing on the date hereof and terminating on May 11, 2000, it will not, directly or indirectly, except as specifically permitted by this Article 5 or unless specifically requested or permitted in writing by the Company's Board of
Directors:

          (a) deposit any shares of Common Stock in a voting trust or grant any proxy with respect to any shares of Common Stock to any Person not designated by the Company (other than a Holder or any Affiliate or partner of a Holder) or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of such shares of Common Stock; or

          (b) act with one or more Persons (other than another Holder or any Affiliate or partner of a Holder) as a partnership, limited partnership, syndicate or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of shares of Common Stock.

     No Holder shall, prior to May 12, 2000, directly or indirectly, (i) sell or transfer, or offer to sell or transfer, shares of Common Stock that represent more than 10% of the fully diluted common equity of the Company to any single Person or Affiliated Group or (ii) sell or transfer, or offer to sell or transfer, to any holder of 10% of the outstanding shares of Common Stock, shares of Common Stock that represent more than 5% of the outstanding Common Stock of the Company; provided, that the foregoing prohibition shall not apply to sales or transfers (i) to any investment banking firm acting as an underwriter pursuant to a public offering conducted in accordance with Article 3, (ii) pursuant to a tender or exchange offer by any Person with respect to which the Board of Directors of the Company shall have recommended acceptance or shall have taken no position, (iii) pursuant to a merger or other business combination involving the Company or (iv) to a Holder or any Affiliate or Partner of a Holder.

     SECTION 5.2  Restrictive Legends.

     (a) Each certificate representing restricted securities (as defined in Rule 144 promulgated under the Securities Act) shall be stamped with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR CONVEYED EXCEPT IN COMPLIANCE THEREWITH.

     (b) Each certificate representing shares of Common Stock shall also be stamped with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN SHAREHOLDERS AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

     (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the shares of Common Stock to implement the restrictions on transfers established in this Agreement.

     (d) In the event that any shares referred to in Section 5.2(a) shall cease to be restricted securities, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the first paragraph of the legend required by Section 5.2(a) endorsed thereon. In the event that any shares referred to in Section 5.2(a) shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the second paragraph of the legend required by Section 5.2(a).

     SECTION 5.3 Rule 144. The Company shall take all commercially reasonable actions necessary to enable a Holder of Registrable Shares to sell such securities without registration under the Securities Act pursuant to the provisions of Rule 144. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE 6

                             RESOLUTION OF DISPUTES

     SECTION 6.1  Resolution of Disputes between the Parties.

     (a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within five days after the effective date of such notice, executives of the parties shall agree upon a mutually acceptable time and place to meet and shall meet at such time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of such meetings shall take place within 7 days of the effective date of the disputing party's notice. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to agree on a time and place for an initial meeting within five days of such notice, either party may initiate mediation of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 6.1 shall be treated as compromise and settlement negotiations for the purposes of federal and state rules of evidence and procedure.

     (b) Mediation. If the dispute has not been resolved by negotiation as provided herein, the parties may endeavor to settle the dispute by mediation under the then current CPR Model Procedure for Mediation of

Business Disputes. The neutral third party shall be selected by the parties from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing upon a neutral third party, they shall seek the assistance of CPR in the selection process.

     (c) Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof or thereof, which has not been resolved by non-binding procedures as provided in Sections 6.1(a) or 6.1(b) hereof within 60 days of the initiation of either or both of such procedures, shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes; provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. The arbitration shall be conducted by three independent and impartial arbitrators. Each party shall appoint one arbitrator and a third arbitrator not appointed by the parties shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement. Any arbitration conducted pursuant to this Section 6.1(c) shall be held at a mutually acceptable location in Dallas, Texas, the United States of America.

     6.2 Consent to Jurisdiction and Venue. Each of the parties hereby (a) irrevocably submits to the exclusive jurisdiction of the United States Federal District Court for the Northern District of Texas, sitting in Dallas County, Texas, the United States of America, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, (b) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (ii) such suit, action or proceeding is brought in an inconvenient forum or (iii) the venue of such suit, action or proceeding is improper and (c) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding. Each of the parties consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

     If to the Company:

          Coho Energy, Inc.
          14785 Preston Road, Suite 860
          Dallas, Texas 75240
          Attention: President

     If to any Holder, at its address listed on the signature pages hereof.

     Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 7.2 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 7.3 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Holders' benefit as the holders of any securities are also for the benefit of, and enforceable by, all subsequent holders of securities and such subsequent holders shall be deemed to be Holders and to have become parties to this Agreement, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns; provided, however, any transferee of a Holder may elect in writing, at the time of the transfer, to not be a Holder hereunder, in which case such transferee shall not be entitled to any benefits of, nor subject to any obligations under, this Agreement. A Holder shall notify the Company in writing of the number of shares of Common Stock transferred and the name, address and telephone and facsimile numbers of any transferror in advance of such transfer.

     SECTION 7.4 Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 7.5 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7.6 Specific Performance. The Company and the Holder or Holders recognize that if the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Holder or Holders for its or their injury. The Holder or Holders shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

     SECTION 7.7  No Waivers; Amendments.

     7.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

     7.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holders holding a majority of the Registrable Shares.

     SECTION 7.8 No Affiliate Liability. The partners, officers, directors, shareholders and Affiliates of a Holder shall not have any personal liability or obligation to any Person arising under this Agreement; provided that this sentence shall not relieve any designee of a Holder pursuant to Section 2.1.1 of any liability that may result from a breach of a director's fiduciary duty to the Company's shareholders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      SIGNATURES TO SHAREHOLDER AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

                                            COHO ENERGY, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            ENERGY INVESTMENT PARTNERSHIP NO. 1


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title: Co-Managing Partner
                                                  ------------------------------

                                            Address:
                                              200 Crescent Court
                                              Suite 1600
                                              Dallas, Texas 75201


                                            HM 4 COHO, L.P.


                                            By:  Hicks, Muse Fund IV LLC,
                                              its general partners


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Address:
                                              200 Crescent Court
                                              Suite 1600
                                              Dallas, Texas 75201

                                   EXHIBIT B

                               FORM OF OPINION OF
                                SELLER'S COUNSEL

     All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings set forth in the Amended and Restated Stock Purchase Agreement, effective as of October 21, 1998, between Coho Energy, Inc. and HM 4 Coho, L.P. (the "Purchase Agreement").

     The opinion shall be substantially to the following effect:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each Significant Subsidiary of the Company has been duly organized and is a validly existing entity under the laws of its jurisdiction of formation or incorporation. Each of the Company and the Significant Subsidiaries has all corporate requisite power and authority to own, lease and license its respective properties and conduct its business as now being conducted.

          2. The Company has the corporate power and authority to execute and deliver the Purchase Agreement, the Amended and Restated Financial Advisory Agreement, the Monitoring Agreement, the Shareholders Agreement and the Indemnification Agreement (collectively, the "Transaction Documents") and to perform the obligations contemplated thereby. The execution and delivery by the Company of each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms.

          3. Neither the execution and delivery by the Company of the Transaction Documents, nor the performance by the Company of its obligations thereunder, violates or conflicts with, results in a breach of, or constitutes a default under (i) the Company's Articles of Incorporation or Bylaws or similar organizational documents of any Subsidiary of the Company, (ii) any provision of statutory law or regulations, (iii) any judgment, decree or order known to us of any court or any other agency of government that is applicable to the Company or the Company's property, or
     (iv) any agreement known to us to which the Company is a party or by which the Company's property is bound and that is required to be filed as an exhibit to the Company SEC Documents.

          4. No approvals or authorizations by, or filings or qualifications with, any Governmental Entity are required in connection with the execution and delivery of the Transaction Documents or any other agreements or documents executed and delivered pursuant thereto by the Company, except such as have been duly obtained or made.

          5. To our knowledge, there is no action, suit, investigation or proceeding that is pending or threatened against or affecting the Company or any of its Subsidiaries in any court or before any Governmental Entity, arbitration board or tribunal that involves any of the transactions contemplated by the Transaction Documents.

          6. To our knowledge, there is no litigation, governmental or other action, suit, proceeding or investigation before any Governmental Entity pending or threatened against the Company or any of its Subsidiaries which is of a character required to be disclosed in the Company SEC Documents that has not already been disclosed therein.

          7. All the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

          8. The Shares to be delivered by the Company on the Closing Date, as the case may be, have been duly and validly authorized, and, when delivered against payment therefor in accordance with the Purchase Agreement, will be duly and validly issued, fully paid and nonassessable and to our knowledge, will not have been issued in violation of or subject to any preemptive or similar rights.

          9. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in Section 3.1(c)(i) of the Purchase Agreement.

          10. The Shares have been approved for listing on The Nasdaq Stock Market -- National Market System.

                                   EXHIBIT C

                              AMENDED AND RESTATED
                          FINANCIAL ADVISORY AGREEMENT

     THIS AMENDED AND RESTATED FINANCIAL ADVISORY AGREEMENT, is made and entered
into October   , 1998 to be effective as of August 21, 1998 (this "Agreement"), is made and entered into between Coho Energy, Inc., a Texas corporation (the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

     WHEREAS, an affiliate of HMCo, HM 4 Coho, L.P., a Texas partnership ("Purchaser"), previously entered into an agreement, which agreement is being amended and restated concurrently herewith (the "Purchase Agreement"), with the Company to purchase a portion of the capital stock of the Company (the "Transaction");

     WHEREAS, the Company requested that HMCo render, and HMCo has rendered, financial advisory services to the Company and its subsidiaries in connection with the negotiation of the Transaction;

     WHEREAS, the Company has requested that HMCo render financial advisory, investment banking, and other similar services to the Company and its subsidiaries with respect to any future proposals for (a) the acquisition by any person or group of beneficial ownership of (i) a majority of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors, or (ii) a majority of the Company's outstanding capital stock, (b) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction or sale or other disposition (whether in a single transaction or series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (unless the holders of the outstanding securities of the Company entitled to vote generally in the election of directors prior to such transaction continue to own at least a majority of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction upon the completion of such transaction), (c) the sale of oil and gas properties of the Company or its subsidiaries involving consideration of $100 million or more, (d) any acquisition by the Company or its subsidiaries involving consideration of $100 million or more of (i) a majority of the voting power of the then outstanding voting securities of any corporation entitled to voting generally in the election of directors or (ii) a majority of the ownership interests of an entity other than a corporation (whether by merger, tender offer, exchange offer or similar extraordinary transaction), or (e) any acquisition by the Company or its subsidiaries of oil and gas properties or other assets involving consideration of $100 million or more (collectively, "Additional Transactions"); and

     WHEREAS, concurrently with the execution of the Purchase Agreement, on August 21, 1998 the Company and HMCo entered into a Financial Advisory Agreement (the "Original Agreement"), and the Company and HMCo now desire to amend and restate the Original Agreement in its entirety as set forth below;

     NOW, THEREFORE, in consideration of the services rendered and to be rendered by HMCo to the Company and its subsidiaries and to evidence the obligations of the Company to HMCo and the mutual covenants herein contained, the Company and HMCo hereby agree as follows:

     1. Retention.

     (a) The Company hereby acknowledges that it has retained HMCo for the benefit of the Company and its subsidiaries, and HMCo acknowledges that it has acted, as financial advisor to the Company and its subsidiaries in connection with the Transaction.

     (b) The Company acknowledges that, effective as of the Closing (as defined in the Purchase Agreement), it has retained HMCo as the exclusive financial advisor in connection with any Additional Transactions that may be consummated during the term of this Agreement, and that the Company will not, and will cause its subsidiaries not to, retain any other person or entity to provide such services in connection with any such Additional Transaction, unless the Chief Executive Officer of the Company (the "CEO") and HMCo mutually agree that the retention by the Company of a second financial advisor in addition to HMCo would be appropriate with respect to a given Additional Transaction; and provided, that the Company, at the discretion of the CEO, may elect not to retain a financial advisor with respect to a particular Additional Transaction and in such event HMCo shall not be entitled to receive the fee set forth in
Section 3(b) below. HMCo agrees that it shall provide such financial advisory, investment banking, and other similar services in connection with any such Additional Transaction as may be requested from time to time by the board of directors of the Company.

     2. Term. The term of this Agreement shall continue until the earlier to occur of (a) the tenth anniversary of the date hereof or (b) the date on which Purchaser and its affiliates cease to own beneficially, directly or indirectly, at least five percent of the outstanding equity securities of the Company or its successors; provided that no termination of this Agreement shall eliminate the obligations of the Company under Section 3(a) hereof.

     3. Compensation. (a) As compensation for HMCo's services as a financial advisor to the Company and its subsidiaries in connection with the Transaction, the Company paid HMCo a cash fee of $1,250,000 by wire transfer of immediately available funds concurrently with the execution of the Original Agreement and hereby irrevocably agrees to pay HMCo:

          (i) if the shareholders of the Company shall have approved the transactions contemplated by the Purchase Agreement on or before December 31, 1998, a cash fee of $8,750,000 by wire transfer of immediately available funds on the Closing Date (as defined in the Purchase Agreement); and

          (ii) if the shareholders of the Company shall not have approved the transactions contemplated by the Purchase Agreement on or before December 31, 1998, a fee of $8,750,000 by wire transfer of immediately available funds on December 31, 1998; provided however, that the Company may elect to satisfy such obligation through the payment of $3,750,000 by wire transfer of immediately available funds and the issuance to HMCo of 1,000,000 shares of common stock, par value $.01 per share, of the Company; and provided further that such shares shall have been approved for listing on The Nasdaq Stock Market National Market System and that the Company shall have received all other required consents and approvals to the issuance of such shares.

     (b) As compensation for HMCo's financial advisory, investment banking, and other similar services rendered in connection with any Additional Transaction pursuant to Section 1(b) hereof, the Company shall pay to HMCo, at the closing of any such Additional Transaction, a fee payable in cash in an amount equal to the amount of fees then charged by first tier investment banking firms for similar advisory services rendered in connection with transactions similar to such Additional Transaction; provided, however, that (c) such fee shall be divided equally between HMCo and any additional financial advisor retained by the Company as provided in the first sentence of Section 1(b) and (d) HMCo shall not be entitled to a fee with respect to any Additional Transaction for which the CEO elects not to retain a financial advisor.

     4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to reimburse HMCo, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel) incurred by HMCo (a) as financial advisor to the Company or any of its subsidiaries in connection with the Transaction or (b) in connection with the performance by it of the services contemplated by Section 1(b) hereof.

     5. Indemnification. The Company shall indemnify and hold harmless each of HMCo, its affiliates, and their respective directors, officers, partners, members, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (a) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or any of its subsidiaries or

(ii) actions taken or omitted to be taken by an Indemnified Person with the Company's or any of its subsidiaries' consent or in conformity with the Company's or any such subsidiaries' instructions or the Company's or any such subsidiaries' actions or omissions or (b) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (b) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Company also agrees that neither HMCo nor any other Indemnified Person shall have any liability to the Company or any of its subsidiaries for or in connection with such engagement except for any claims, liabilities, losses, damages, or expenses incurred by the Company or any such subsidiary to the extent the same have resulted from HMCo's bad faith, gross negligence or willful misconduct. The Company further agrees that it will not, and the Company will cause its subsidiaries to not, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

     The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents, and shall cause its subsidiaries to consent, to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against HMCo or any other Indemnified Person.

     It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for the Company or any of its subsidiaries in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

     The Company further understands that if HMCo is asked to furnish the Company or any of its subsidiaries a financial opinion letter or to act for the Company or any such subsidiary in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

     6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by the Company or any of its subsidiaries to HMCo solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

     7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

     8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this

Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     10. Other Understanding. All discussions, understandings, and agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written to be effective as of August 21, 1998.

                                            COHO ENERGY, INC.


                                            By:
                                               ---------------------------------
                                              Jeffrey Clarke
                                              Chief Executive Officer


                                            HICKS, MUSE & CO. PARTNERS, L.P.


                                            By: HM PARTNERS INC.,
                                              its General Partner


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                   EXHIBIT D

                                    FORM OF
                       MONITORING AND OVERSIGHT AGREEMENT

     THIS MONITORING AND OVERSIGHT AGREEMENT (this "Agreement") is made and
entered into effective as of             , 1998, between Coho Energy, Inc., a
Texas corporation (the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

     1. Retention. The Company hereby acknowledges that they have retained HMCo, and HMCo acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HMCo will provide financial oversight and monitoring services to the Company as requested by the Company during the term of this Agreement.

     2. Term. The term of this Agreement shall continue until the earlier of (i) the tenth anniversary of the date hereof or (ii) the date on which HM 4 Coho, L.P. and its affiliates cease to own beneficially, directly or indirectly, at least five percent of the outstanding equity securities of the Company, its successors or affiliates.

     3. Compensation.

     (a) As compensation for HMCo's services under this Agreement, the Company shall pay to HMCo an annual fee of $250,000 (the "Monitoring Fee").

     (b) The Monitoring Fee shall be payable in quarterly installments on the fifteenth (15th) day of each January, April, July and October during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof. The amount of each such quarterly installment shall be the Monitoring Fee divided by 4 (the "Quarterly Fee Amount") prorated on a daily basis for any partial calendar quarter during the term of this Agreement.

     (c) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of Chase Manhattan Bank, N.A. or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus 5%, from the due date of such payment to and including the date on which payment is made to HMCo in full, including such interest accrued thereon.

     4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to pay or reimburse HMCo for all "Reimbursable Expenses", which shall consist of all reasonable disbursements and out-of-pocket expenses (including without limitation costs of travel, postage, deliveries, communications, etc.) incurred by HMCo or its affiliates for the account of the Company or in connection with the performance by HMCo of the services contemplated by Section 1 hereof. Promptly (but not more than 10 days) after request by or notice from HMCo, the Company shall pay HMCo, by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing), the Reimbursable Expenses for which HMCo has provided the Company invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon, are fully paid to HMCo.

     5. Indemnification. The Company shall indemnify and hold harmless each of HMCo, its affiliates, and their respective directors, officers, partners, members, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or any of its subsidiaries or

(ii) actions taken or omitted to be taken by an Indemnified Person with the Company's or any of its subsidiaries' consent or in conformity with the Company's or any such subsidiaries' instructions or the Company's or any such subsidiaries' actions or omissions or (B) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Company also agrees that neither HMCo nor any other Indemnified Person shall have any liability to the Company or any of its subsidiaries for or in connection with such engagement except for any claims, liabilities, losses, damages, or expenses incurred by the Company or any such subsidiary to the extent the same have resulted from HMCo's bad faith, gross negligence or willful misconduct. The Company further agrees that it will not, and the Company will cause its subsidiaries to not, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

     The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents, and shall cause its subsidiaries to consent, to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against HMCo or any other Indemnified Person.

     It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for the Company or any of its subsidiaries in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

     The Company further understands that if HMCo is asked to furnish the Company or any of its subsidiaries a financial opinion letter or to act for the Company or any such subsidiary in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

     6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by the Company to HMCo solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

     7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

     8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this

Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     10. Other Understandings. All discussions, understandings, and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto. All calculations of the Reimbursable Expenses shall be made by HMCo and, in the absence of mathematical error, shall be final and conclusive.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            COHO ENERGY, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            HICKS, MUSE & CO. PARTNERS, L.P.


                                            By: HM PARTNERS INC.,
                                                its General Partner


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT A

                           Wire Transfer Instructions

                       Chase Bank of Texas
                       ABA #: 113000609
                       Account #: 08805113824
                       Credit: Hicks, Muse & Co. Partners, L.P.
                       Reference: Payment of Monitoring Fees or Expenses
                                  by Coho Energy, Inc.

                                   EXHIBIT E

                                      FORM
                                       OF
                           INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into
as of             , 199 , by and between Coho Energy, Inc., a Texas corporation
(including any successors thereto, the "Company"), and           ("Indemnitee").

                                   RECITALS:

     A. Competent and experienced persons are reluctant to serve or to continue to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations.

     B. The current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons.

     C. The Board of Directors of the Company (the "Board") has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Company's stockholders, and that the Company should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

     D. It is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company.

     E. Indemnitee is willing to serve and continue to serve the Company on the condition that he be indemnified to the fullest extent permitted by law.

     F. Concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Company.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee's agreement to serve or continue to serve as a director or officer of the Company, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:

     1. Certain Definitions:

     For purposes of this Agreement:

          (a) Affiliate: shall mean any Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

          (b) Change of Control: shall mean the occurrence of any of the following events:

             (i) The acquisition after the date of this Agreement by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of

        Control: (A) any acquisition directly from the Company or any Subsidiary thereof, (B) any acquisition by the Company or any Subsidiary thereof,
        (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company,
        (D) any acquisition by one or more Affiliates of Hicks, Muse, Tate & Furst Incorporated (the "HMC Group"), or (E) any acquisition by any entity or its security holders pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

             (ii) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement (A) who is a member of the HMC Group, or (B) whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a "Business Combination"), other than a Business Combination with one or more members of the HMC Group, in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or other equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or similar governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in proportions not materially different from their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Subsidiary of either of them) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (c) Claim: shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, securities laws actions, suits and proceedings and also any cross claim or counterclaim in any action, suit or proceeding), whether civil, criminal, arbitral, administrative or investigative in nature, or any inquiry or investigation (including discovery), whether conducted by the Company or any other Person, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding.

          (d) Expenses: shall mean all costs, expenses (including attorneys' and expert witnesses' fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

          (e) Indemnifiable Event: shall mean any actual or alleged act, omission, statement, misstatement, event or occurrence related to the fact that Indemnitee is or was a director, officer, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any actual or alleged thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee's service on behalf of or with respect to any Subsidiary or employee benefits plan of the Company or any Subsidiary of the Company shall be deemed to be at the request of the Company.

          (f) Indemnifiable Liabilities: shall mean all Expenses and all other liabilities, damages (including, without limitation, punitive, exemplary, and the multiplied portion of any damages), judgments, payments, fines, penalties, amounts paid in settlement, and awards paid or incurred that arise out of, or in any way relate to, any Indemnifiable Event.

          (g) Reviewing Party: shall mean (i) a member or members of the Board who are not parties to the particular Claim for which Indemnitee is seeking indemnification or (ii) if a Change of Control has occurred and Indemnitee so requests, or if the members of the Board so elect, or if all of the members of the Board are parties to such Claim, Special Counsel.

          (h) Special Counsel: shall mean special, independent legal counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed material services for the Company or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

          (i) Subsidiary: shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

     2. Indemnification and Expense Advancement.

     (a) The Company shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent permitted by law, as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, from and against any and all Indemnifiable Liabilities. Any such demand shall include an affirmation by Indemnitee of Indemnitee's good faith belief that such indemnification is permitted under this Agreement and an undertaking by or on behalf of Indemnitee to repay to the Company the amount of any Indemnified Liabilities paid to Indemnitee if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Indemnified Liabilities. Such undertaking need not be secured, and shall be accepted without reference to financial ability to make repayment. Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Special Counsel is involved) that Indemnitee is not permitted to be indemnified under applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee.

     (b) If so requested by Indemnitee, the Company shall advance to Indemnitee all reasonable Expenses incurred by Indemnitee to the fullest extent permitted by law (or, if applicable, reimburse Indemnitee for any and all reasonable Expenses incurred by Indemnitee and previously paid by Indemnitee) within ten business days after such request (an "Expense Advance"). The Company shall be obligated from time to time at the request of Indemnitee to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Expenses to which the Expense Advances relate are reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company. If, when, and to the extent that the Reviewing Party determines that (i) Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law or

(ii) the amount of the Expense Advance was not reasonable, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for (x) all related Expense Advances theretofore made or paid by the Company in the event that it is determined that indemnification would not be permitted or (y) the excessive portion of any Expense Advances in the event that it is determined that such Expenses Advances were unreasonable, in either case, if and to the extent such reimbursement is required by applicable law; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law, or that the Expense Advances were reasonable, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law or that the Expense Advances were unreasonable shall not be binding, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed), which determination shall be conclusive and binding. If there has been a Change of Control, the Reviewing Party shall be Special Counsel, if Indemnitee so requests. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively is not permitted to be indemnified in whole or part under applicable law or that any Expense Advances were unreasonable, Indemnitee shall have the right to commence litigation in any court in the states of Texas or New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

     (c) Nothing in this Agreement, however, shall require the Company to indemnify Indemnitee with respect to any Claim initiated by Indemnitee, other than a Claim solely seeking enforcement of the Company's indemnification obligations to Indemnitee or a Claim authorized by the Board.

     3. Change of Control. The Company agrees that, if there is a Change of Control and if Indemnitee requests in writing that Special Counsel be the Reviewing Party, then Special Counsel shall be the Reviewing Party. In such a case, the Company agrees not to request or seek reimbursement from Indemnitee of any indemnification payment or Expense Advances unless Special Counsel has rendered its written opinion to the Company and Indemnitee that the Company was not or is not permitted under applicable law to indemnify Indemnitee or that such Expense Advances were unreasonable. However, if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law or that the Expense Advances were reasonable, any determination made by Special Counsel that Indemnitee would not be permitted to be indemnified under applicable law or that the Expense Advances were unreasonable shall not be binding, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefore have been exhausted or lapsed), which determination shall be conclusive and binding. The Company agrees to pay the reasonable fees of Special Counsel and to indemnify Special Counsel against any and all expenses (including attorneys' fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel's engagement pursuant hereto.

     4. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all costs and expenses (including attorneys' and expert witnesses' fees) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee that are incurred by Indemnitee if Indemnitee, whether by formal proceedings or through demand and negotiation without formal proceedings: (a) seeks to enforce Indemnitee's rights under this Agreement, (b) seeks to enforce Indemnitee's rights to expense advancement or indemnification under any other agreement or provision of the Company's Articles of Incorporation, as amended to date (the "Articles of Incorporation"), or Bylaws (the "Bylaws") now or hereafter in effect relating to Claims for Indemnifiable Events, or (c) seeks recovery under any directors' and officers' liability insurance policies maintained by the Company, in each case regardless of whether Indemnitee ultimately prevails; provided that a court of competent jurisdiction has not found Indemnitee's claim for indemnification or expense advancements under the foregoing clauses (a), (b) or (c) to be frivolous, presented for an improper purpose, without evidentiary support, or otherwise sanctionable under Federal Rule of Civil Procedure No. 11 or an analogous rule or law, and provided further, that if a court makes such a finding, Indemnitee shall reimburse the Company for all amounts previously advanced to Indemnitee pursuant to this Section 4. Subject to the provisos contained in the preceding sentence, to the fullest extent permitted by law, the Company waives any and all rights that it may have to recover its costs and expenses paid pursuant to this paragraph 4 from Indemnitee.

     5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some, but not all, of Indemnitee's Indemnifiable Liabilities, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

     6. Contribution.

     (a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, the Company, in lieu of indemnifying Indemnitee, shall, to the extent permitted by law, contribute to the amount of any and all Indemnifiable Liabilities incurred or paid by Indemnitee for which such indemnification is not permitted. The amount the Company contributes shall be in such proportion as is appropriate to reflect the relative fault of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault (collectively, including the Company, the "Third Parties"), on the other hand.

     (b) Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does take account of the equitable considerations referred to in this Section 6(b).

     7. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 6 of this Agreement, to the extent permitted by law the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     8. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, or an entry of an order of probation prior to judgment shall not create a presumption (other than any presumption arising as a matter of law that the parties may not contractually agree to disregard) that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     9. Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws or Articles of Incorporation or the Texas Business Corporation Act or otherwise. To the extent that a change in the Texas Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change. Indemnitee's rights under this Agreement shall not be diminished by any amendment to the Articles of Incorporation or Bylaws, or of any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights that Indemnitee now or in the future has against the Company.

     10. Liability Insurance. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     11. Period of Limitations. No action, lawsuit, or proceeding may be brought against Indemnitee or Indemnitee's spouse, heirs, executors, or personal or legal representatives, nor may any cause of action be asserted in any such action, lawsuit or proceeding, by or on behalf of the Company, after the expiration of two years after the statute of limitations commences with respect to Indemnitee's act or omission that gave rise to the action, lawsuit, proceeding or cause of action; provided, however, that, if any shorter period of limitations is otherwise applicable to any such action, lawsuit, proceeding or cause of action, the shorter period shall govern.

     12. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the party granting the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

     13. Other Sources. Indemnitee shall not be required to exercise any rights that Indemnitee may have against any other Person (for example, under an insurance policy) before Indemnitee enforces his rights under this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances him Expenses, the Company shall be subrogated to the rights of Indemnitee and shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if it pays his costs and expenses of doing so. If Indemnitee is actually indemnified or advanced Expenses by any third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of its obligation to indemnify Indemnitee or advance Indemnitee Expenses.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company's request.

     15. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

     17. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18. Notices. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by the Secretary of the Company shall be deemed receipt of such notice by the Company.

     19. Complete Agreement. This Agreement constitutes the complete understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, other than any indemnification rights that Indemnitee may enjoy under the Articles of Incorporation, the Bylaws or the Texas Business Corporation Act.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     EXECUTED as of the date first written above.

                                            COHO ENERGY, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            INDEMNITEE

                                            ------------------------------------

                                            ------------------------------------

                                       S-1